Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VERIGY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VERIGY LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 200601091C)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on April 15, 2008

To our shareholders:

        You are cordially invited to attend, and NOTICE IS HEREBY GIVEN of, the Annual General Meeting of Shareholders of VERIGY LTD. ("Verigy" or the "Company"), which will be held at the Hyatt Regency San Francisco airport, 1333 Bayshore Highway, Burlingame, California 94010, U.S.A., at 9:00 a.m., Pacific time, on April 15, 2008, for the following purposes:

As Ordinary Business

        1.     To re-elect Mr. C. Scott Gibson as a Class I director of the Board of Directors.

        2.     To re-elect Mr. Eric Meurice as a Class I director of the Board of Directors.

        3.     To re-elect Dr. Claudine Simson as a Class I director of the Board of Directors.

        4.     To re-elect Mr. Edward Grady as a Class II director of the Board of Directors.

        5.     To re-elect Mr. Steven Berglund as a Class III director of the Board of Directors.

        6.     To approve the re-appointment of PricewaterhouseCoopers to serve as the independent Singapore auditor for the fiscal year ending October 31, 2008, and to authorize the Board of Directors to fix PricewaterhouseCoopers' remuneration.

As Special Business

        7.     To pass the following as an Ordinary Resolution:

        RESOLVED THAT, approval be and is hereby given for us to provide:

          (a)   cash compensation of the pro rata payment equal to $41,250 for services rendered, as a non-employee director, by Edward Grady for the period of approximately nine months, from July 10, 2007 (the date of his appointment by our Board of Directors) through the 2008 Annual General Meeting of Shareholders to be held on April 15, 2008; and

          (b)   cash compensation of the pro rata payment equal to $16,042 for services rendered, as a non-employee director, by Steven Berglund for the period of approximately three and one-half months, from January 1, 2008 (the date of his appointment by our Board of Directors) through the 2008 Annual General Meeting of Shareholders to be held on April 15, 2008.

        8.     To pass the following as an Ordinary Resolution:

        RESOLVED THAT, approval be and is hereby given for us to provide:

          (a)   cash compensation of $55,000 to each of our current non-employee directors for services rendered as directors for the period of approximately 12 months, from April 16, 2008 through the 2009 Annual General Meeting of Shareholders;

          (b)   appropriate pro rata cash compensation, based on our cash compensation of $55,000 for 12 months of service, to any new non-employee director who is appointed by the Board of

  Directors following the date of our 2008 Annual General Meeting of Shareholders, for their services rendered as directors through the 2009 Annual General Meeting of Shareholders;

          (c)   additional cash compensation of $15,000 to the Lead Independent Director of the Board of Directors for the period of approximately 12 months, from April 16, 2008 through the 2009 Annual General Meeting of Shareholders;

          (d)   additional cash compensation of $10,000 to each of the chairperson of the Audit Committee and the chairperson of the Compensation Committee for services rendered as chairperson of such Committees for the period of approximately 12 months, from April 16, 2008 through the 2009 Annual General Meeting of Shareholders;

          (e)   additional cash compensation of $5,000 to the chairperson of the Nominating and Governance Committee for services rendered as chairperson of the Nominating and Governance Committee for the period of approximately 12 months, from April 16, 2008 through the 2009 Annual General Meeting of Shareholders.

        9.     To pass the following as an Ordinary Resolution:

        RESOLVED THAT, approval be and is hereby given for us to provide the pro rata payment equal to $11,250 for services rendered by C. Scott Gibson as the Lead Independent Director of the Board of Directors for the period of approximately nine months, from July 10, 2007 through the 2008 Annual General Meeting of Shareholders held on April 15, 2008.

        10.   To pass the following as an Ordinary Resolution:

        RESOLVED THAT, approval be and is hereby given for us to amend our 2006 Equity Incentive Plan with the following material features:

  •
  Increase the accounting value of the one-time initial grant of a non-statutory stock option to new non-employee directors from $110,000 to $120,000;

  •
  Increase the accounting value of the one-time initial grant of restricted ordinary share units to new non-employee directors from $110,000 to $120,000;

  •
  Increase the accounting value of the annual non-statutory stock option to continuing non-employee directors from $55,000 to $60,000;

  •
  Increase the accounting value of the annual restricted share unit awards to continuing directors from $55,000 to $60,000;

  •
  Provide that the annual non-statutory stock option awards and restricted share unit awards awarded to non-employee directors will vest in four equal quarterly installments following the date of grant;

  •
  Change the post-termination exercise period for non-employee stock options from one year to three years from the date of termination; and

  •
  Change the maximum term for non-employee director options from 10 years to 5 years.

        11.   To pass the following as an Ordinary Resolution:

        RESOLVED THAT, pursuant to the provisions of Section 161 of the Singapore Companies Act, Cap. 50, and also subject to the provisions of that Act and our Articles of Association, authority be and is hereby given to our directors to:

          (a)   at any time to and/or with such persons and upon such terms and conditions and for such consideration as our directors may in their sole discretion deem fit, and with such rights or restrictions as our directors may think fit to impose, to:

      (i)
      allot and issue ordinary shares in our capital; and/or

      (ii)
      make or grant offers, agreements, options or other instruments that might or would require ordinary shares to be allotted and issued, whether such allotment or issuance would occur during or after the expiration of this authority (including, but not limited to, the creation and issuance of warrants, debentures or other instruments convertible into ordinary shares); and

          (b)   allot and issue ordinary shares in our capital pursuant to any offer, agreement, option or other agreement made, granted or authorized by our directors while this resolution was in effect, regardless of whether the authority conferred by this resolution may have ceased to be in effect at the time of the allotment and issuance and that such authority, if approved by our shareholders, shall continue in effect until the earlier of the conclusion of our next Annual General Meeting of Shareholders or the expiration of the period within which our next Annual General Meeting of Shareholders is required by law to be held.

        12.   To pass the following resolution as an Ordinary Resolution:

        RESOLVED THAT, pursuant to the provisions of Sections 76C and 76E of the Singapore Companies Act, Cap. 50, and also subject to the provisions of that Act and our Articles of Association:

          (a)   authority be and is hereby given to our directors to purchase or otherwise acquire issued ordinary shares in the capital of Verigy, not exceeding in aggregate the number of issued ordinary shares representing 10% of the total number of issued ordinary shares in the capital of Verigy as of the date of the passing of this resolution at such price or prices as may be determined by our directors from time to time up to the maximum purchase price described in paragraph (c) below, whether by way of:

      (i)
      market purchases on the NASDAQ Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted; and/or

      (ii)
      off-market purchases (if effected other than on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our directors as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Singapore Companies Act, and otherwise in accordance with all other laws and regulations and rules of the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted as may for the time being be applicable, be and is hereby authorized and approved generally and unconditionally;

          (b)   unless varied or revoked by our shareholders in a general meeting, the authority conferred on our directors pursuant to the mandate contained in paragraph (a) above may be exercised by our directors at any time and from time to time during the period commencing from the date of the passing of this resolution and expiring on the earlier of:

      (i)
      the date on which our next Annual General Meeting of Shareholders is held; or

      (ii)
      the date by which our next Annual General Meeting of Shareholders is required by law to be held;

          (c)   the maximum purchase price (excluding brokerage, commission, applicable goods and services tax and other related expenses) which may be paid for an ordinary share purchased or acquired by us pursuant to the mandate contained in paragraph (a) above, shall not exceed:

      (i)
      in the case of a market purchase of an ordinary share, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the NASDAQ Global Select Market at the time the purchase is effected; and

      (ii)
      in the case of an off-market purchase pursuant to an equal access scheme, 150% of the Prior Day Close Price;

and for the above purposes, the term Prior Day Close Price means the closing price of our ordinary shares as quoted on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, on the day immediately preceding the date of the making of the offer pursuant to the off-market purchase. The date of the making of the offer refers to the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase; and

          (d)   our directors and/or any of them be and are hereby authorized to complete and do all such acts and things (including executing such documents as may be required) as one or more may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution.

As Ordinary Business

        13.   To transact any other business as may properly be transacted at the 2008 Annual General Meeting of Shareholders.

Notes

        Singapore Financial Statements.    At the 2008 Annual General Meeting of Shareholders, our shareholders will have the opportunity to discuss and ask questions regarding our Singapore audited accounts for the fiscal year ended October 31, 2007, together with the reports of the directors and auditors thereon, in compliance with the laws of Singapore. Shareholder approval of our audited accounts is not being sought by this Proxy Statement and will not be sought at the 2008 Annual General Meeting of Shareholders.

        Proxy Material on the Internet.    We are pleased to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to some or all of their shareholders on the Internet. In accordance with Singapore law, we will not be able to provide this service to our registered shareholders, but will be providing it to our beneficial holders. We believe the new rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual General Meeting of Shareholders. (To review definitions of the terms "registered shareholder" and "beneficial holder", please refer to the Electronic Delivery of our Shareholder Communications section of this Proxy Statement.)

        Eligibility to Vote at Annual General Meeting of Shareholders; Receipt of Notice.    The Board of Directors has fixed the close of business on February 19, 2008 as the record date for determining those shareholders who will be entitled to receive copies of this notice and accompanying Proxy Statement or the Notice of Internet Availability of Proxy Materials. However, only shareholders of record on April 15, 2008 will be entitled to vote at the 2008 Annual General Meeting of Shareholders.

        Quorum.    The attendance, in person or by proxy, of at least a majority of our outstanding ordinary shares is required to constitute a quorum. Accordingly, it is important that your shares be represented at the 2008 Annual General Meeting of Shareholders.

        Proxies.    A registered shareholder entitled to attend and vote at the 2008 Annual General Meeting of Shareholders is entitled to appoint a proxy to attend the meeting and vote on his or her behalf. A proxy need not also be a shareholder. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. If not delivered in person at the 2008 Annual General Meeting of Shareholders, a proxy card must be received by us c/o Proxy Services, c/o Computershare Investor Services LLC, P.O. Box 43102, Providence, RI 02940-5068 not less than 48 hours before the time appointed for holding the 2008 Annual General Meeting of Shareholders. If you are a beneficial holder you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you can also vote by mail. You may revoke your proxy at any time prior to the time it is voted.

By Order of the Board of Directors,

Keith Barnes Chairman, Chief Executive Officer and President
February 25, 2008

You should read this entire Proxy Statement
carefully prior to returning your proxy card.

TABLE OF CONTENTS

Page
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS	1
ELECTRONIC DELIVERY OF OUR SHAREHOLDER COMMUNICATIONS	8
VOTING RIGHTS AND SOLICITATION OF PROXIES	9
PROPOSALS 1 THROUGH 5:
RE-ELECTION OF DIRECTORS	10
OUR BOARD OF DIRECTORS	11
CORPORATE GOVERNANCE	14
DIRECTOR COMPENSATION	18
PROPOSAL 6:
APPROVAL OF THE RE-APPOINTMENT OF INDEPENDENT SINGAPORE AUDITOR FOR FISCAL YEAR 2008 AND AUTHORIZATION OF OUR DIRECTORS TO FIX ITS REMUNERATION	23
PROPOSAL 7:
ORDINARY RESOLUTION TO APPROVE PRO RATA PAYMENT FOR SERVICES RENDERED BY EDWARD GRADY FROM JULY 10, 2007, THE DATE OF HIS APPOINTMENT AS A NON-EMPLOYEE DIRECTOR, THROUGH APRIL 15, 2008 AND FOR SERVICES RENDERED BY STEVEN BERGLUND FROM JANUARY 1, 2008, THE DATE OF HIS APPOINTMENT AS A NON-EMPLOYEE DIRECTOR, THROUGH APRIL 15, 2008	24
PROPOSAL 8:
ORDINARY RESOLUTION TO APPROVE NON-EMPLOYEE DIRECTOR CASH COMPENSATION AND CASH COMPENSATION FOR EACH CHAIRPERSON OF THE AUDIT COMMITTEE, THE COMPENSATION COMMITTEE, THE NOMINATING AND GOVERNANCE COMMITTEE AND THE LEAD INDEPENDENT DIRECTOR	24
PROPOSAL 9:
ORDINARY RESOLUTION TO APPROVE CASH COMPENSATION FOR PAST SERVICES PERFORMED BY OUR NON-EMPLOYEE LEAD INDEPENDENT DIRECTOR	25
PROPOSAL 10:
ORDINARY RESOLUTION TO APPROVE AMENDMENTS TO OUR 2006 EQUITY INCENTIVE PLAN	26
PROPOSAL 11:
ORDINARY RESOLUTION TO AUTHORIZE ORDINARY SHARE ISSUANCES	32
PROPOSAL 12:
ORDINARY RESOLUTION TO AUTHORIZE THE SHARE PURCHASE MANDATE	33
EXECUTIVE OFFICERS	37
COMPENSATION DISCUSSION AND ANALYSIS	39
EXECUTIVE COMPENSATION	45
SUMMARY COMPENSATION	45
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007	46
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007	48
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007	50
PENSION BENEFITS	50
OTHER EQUITY COMPENSATION PLANS	56
COMPENSATION COMMITTEE REPORT	57
AUDIT COMMITTEE REPORT	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	61
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	61
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL GENERAL MEETING	62

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	62
VERIGY LTD.
DIRECTORS' REPORT	F-1
AUDITOR'S REPORT TO THE MEMBERS OF VERIGY LTD	F-11

ELECTRONIC DELIVERY OF OUR SHAREHOLDER COMMUNICATIONS

        We strongly encourage our shareholders to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your shareholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the Proxy Statement are available on the Internet. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

  1.
  If you are a registered holder (you hold your Verigy ordinary shares in your own name through our transfer agent, Computershare Investor Services, LLC), visit: www.computershare.com/us/ecomms to enroll. Under Option 2, select Verigy from the drop-down box of companies, then enter your account number and zip code (or family/last name if outside the United States).

  2.
  If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), the voting instruction form provided by most banks or brokers will contain instructions for enrolling in electronic delivery.

        Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call our Investor Relations department at (408) 864-7549.

NEW SECURITIES AND EXCHANGE COMMISSION RULES REGARDING ACCESS TO
PROXY MATERIAL OVER THE INTERNET

        Pursuant to new rules recently adopted by the SEC, we have elected to provide access to our proxy materials to our beneficial holders over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our beneficial holders. All beneficial holders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, beneficial holders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

 PROXY STATEMENT FOR
THE 2008 ANNUAL GENERAL MEETING OF
SHAREHOLDERS OF
VERIGY LTD.
To Be Held on April 15, 2008
9:00 a.m. (Pacific Time)
at the Hyatt Regency San Francisco airport,
1333 Bayshore Highway, Burlingame, California 94010, U.S.A.

        We are making this Proxy Statement available in connection with the solicitation by the Board of Directors of Verigy of proxies to be voted at the 2008 Annual General Meeting of Shareholders, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders.

        Proxy Mailing.    This Proxy Statement and the Notice were first made available on or about February 25, 2008, to shareholders of record as of February 19, 2008.

        Costs of Solicitation.    The entire cost of soliciting proxies will be borne by us. We and/or our agents may solicit proxies by mail, telephone, e-mail, fax or in person. After we first make the Notice, the proxy and other soliciting materials available on the Internet, we will request that brokers, custodians, nominees and other record holders of our ordinary shares forward copies of the proxy and other soliciting materials to persons for whom they hold ordinary shares and request authority for the exercise of proxies. In these cases, upon request, we will reimburse such holders for their reasonable expenses.

        Our Registered Office.    The mailing address of our registered office is One Marina Boulevard, #28-00, Singapore 018989. Please note, however, that any shareholder communications should be directed to the attention of our General Counsel at our principal U.S. office at 10100 North Tantau Avenue, Cupertino, California 95014-2540. The main telephone number for our principal U.S. office is (408) 864-2900.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        The close of business on February 19, 2008, is the record date for shareholders entitled to notice of the 2008 Annual General Meeting of Shareholders. All of the ordinary shares issued and outstanding on April 15, 2008, are entitled to be voted at the 2008 Annual General Meeting of Shareholders, and shareholders of record on April 15, 2008, will have one vote for each ordinary share so held on the matters to be voted upon. As of February 12, 2008, we had 59,967,168 ordinary shares issued and outstanding.

        Proxies.    Ordinary shares represented by proxies in the accompanying form which are properly executed and received by us in accordance with the instructions set forth in the Notice will be voted at the 2008 Annual General Meeting of Shareholders in accordance with the shareholders' instructions set forth in the proxy.

        Quorum.    Representation of at least a majority of all issued and outstanding ordinary shares is required to constitute a quorum.

        Voting Rights.    The affirmative vote of shareholders holding at least a majority of the ordinary shares held by the shareholders present in person or represented by proxy and entitled to vote at the 2008 Annual General Meeting of Shareholders is required to re-elect the directors nominated pursuant to Proposals 1-5, to approve the re-appointment of PricewaterhouseCoopers as the independent Singapore auditor pursuant to Proposal 6, and to approve the ordinary resolutions contained in Proposals 7 through 12.

        Abstentions and Broker Non-Votes.    If a shareholder abstains from voting, including brokers holding their customers' shares of record who cause abstentions to be recorded, these shares are considered present and entitled to be voted at the 2008 Annual General Meeting of Shareholders, and, therefore, are considered for purposes of determining whether or not a quorum is present. Under the laws of Singapore, however, abstentions will not be counted in the tabulation of votes cast on a proposal, and, thus, have no effect on whether a proposal has been approved. A broker "non-vote" is treated as not being entitled to vote on the relevant proposal and, therefore, is not counted for purposes of determination whether a proposal has been approved.

        Except as described above, in the absence of contrary instructions, shares represented by proxies will be voted FOR the Board of Directors nominees in Proposals 1 through 5 and FOR Proposals 6 through 12. Management does not know of any matters to be presented at the 2008 Annual General Meeting of Shareholders other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement, nor have we received notice of any matter by the deadline prescribed by SEC Rule 14a-4(c). If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

        Any shareholder of record as of April 15, 2008, has the right to revoke his or her proxy at any time prior to voting at the 2008 Annual General Meeting of Shareholders by (i) voting again at a later date or the Internet, (ii) submitting a subsequently dated proxy, which, if not delivered in person at the meeting, must be received by us c/o Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, RI 02940-5068, no later than 48 hours before the appointed time of the meeting, or (iii) by attending the meeting and voting in person.

        We have prepared, in accordance with the laws of Singapore, Singapore statutory financial statements, which are included with this Proxy Statement. Except as otherwise stated herein, all monetary amounts in this Proxy Statement have been presented in U.S. dollars.

PROPOSALS 1 THROUGH 5:
RE-ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes serving staggered three-year terms. Pursuant to Article 42(c) of our Articles of Association, the term of office of at least one-third of the directors (or, if their number is not a multiple of three, then the number nearest to but not less than one-third of the directors), will expire. At the 2008 Annual General Meeting of Shareholders, you and the other shareholders will elect three individuals to the Board of Directors as Class I directors to serve until the 2011 Annual General Meeting of Shareholders.

        Article 42(a) of our Articles of Association requires that any person appointed as a director by the Board of Directors shall hold office only until our next Annual General Meeting of the Shareholders, and will then be eligible for re-election. Edward Grady was appointed to the Board of Directors by resolution of the Board of Directors in July 2007 and Steven Berglund was appointed to the Board of Directors by resolution of the Board of Directors in December 2007, with a start date of January 1, 2008. Mr. Grady has been nominated to stand for re-election as a Class II director at the 2008 Annual General Meeting of Shareholders, to serve until the 2009 Annual General Meeting of Shareholders. Mr. Berglund has been nominated to stand for re-election, as a Class III director at the 2008 Annual General Meeting of Shareholders, to serve until the 2010 Annual General Meeting of Shareholders.

        The proxy holders intend to vote all proxies received by them in the accompanying form FOR the re-appointment of the nominees for directors listed below. In the event that any Class I, Class II, or Class III nominee is unable or declines to serve as a director at the time of the 2008 Annual General Meeting of Shareholders, the proxies will be voted for any Class I, Class II, or Class III nominee who shall be designated by a majority of the members of the Board of Directors present to fill the vacancy.

        As of the date of this Proxy Statement, the Board of Directors is not aware of any Class I, Class II, or Class III nominee who is unable or will decline to serve as a director.

OUR BOARD OF DIRECTORS

        Below is information regarding each nominee as of the record date.

        Class I Nominees for Re-Election to Serve Until the 2011 Annual General Meeting of Shareholders

        C. Scott Gibson (age 55)—C. Scott Gibson has served as a member of our Board of Directors and as the chairperson of our Nominating and Governance and Compensation Committees since June 2006. Mr. Gibson has served as our Lead Independent Director since July 2007. Mr. Gibson has served as a director of Radysis Corporation, a global supplier of embedded computing solutions for automation, telecommunications and other industries, since June 1993 and as chairperson of its Board of Directors since October 2002. From January 1983 through March 1992, Mr. Gibson co-founded Sequent Computer Systems, Inc., a computer systems company, and served as president from January 1988 to March 1992. Before co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation. Mr. Gibson serves on the Board of Directors of several other companies, including Triquint Semiconductor, Inc., Pixelworks, Inc., Northwest Natural Gas Company, Electroglas, Inc., Oregon Health and Science University, Oregon Community Foundation, Radysis Corporation and Franklin W. Olin College of Engineering. Mr. Gibson holds a BSEE degree and an MBA degree from the University of Illinois.

        Eric Meurice (age 51)—Eric Meurice has served as a member of our Board of Directors since November 2006. Mr. Meurice has served as the President and Chief Executive Officer of ASML Holding, a manufacturer of lithography equipment and supplier to the semiconductor industry, since October 2004. From March 2001 until he joined ASML, Mr. Meurice was Executive Vice President, Thomson Television Worldwide. Between 1995 and 2001, Mr. Meurice served as Vice President of Dell Computer, where he ran the Western and Eastern Europe regions and Dell's emerging markets business within Europe, the Middle East and Africa. Mr. Meurice holds a Master's degree in applied economics from the Sorbonne University, Paris, a Master's degree in mechanics and energy generation from the École Centrale de Paris, and an MBA from Stanford University.

        Claudine Simson (age 54)—Claudine Simson has served as a member of our Board of Directors and of our Audit and Compensation Committees since November 2006. Dr. Simson is Executive Vice President and Chief Technology Officer of LSI Corporation. Dr. Simson served as Corporate Vice President and Chief Technology Officer of Motorola Inc. and its semiconductor product sector spin-off, Freescale Semiconductor, from April 2003 to April 2006. Prior to joining Motorola, from September 2002 to March 2003, Dr. Simson served as Chief Technology Officer at IPVALUE Management Inc., an emerging company specializing in the commercialization of corporate intellectual property. Prior to joining IPVALUE, Dr. Simson was with Nortel Networks for 23 years, holding senior executive positions including General Manager of Nortel's Semiconductor Business, and Vice President of Technology Solutions. Dr. Simson received a Bachelor's degree in electrical engineering and a Ph.D. in semiconductor physics from l'Institut National des Sciences Appliquées in Toulouse, France.

        Class II Nominee for Re-Election to Serve Until the 2009 Annual General Meeting of Shareholders

        Edward C. Grady (age 60)—Edward C. Grady has served as a member of our Board of Directors since July 2007. Mr. Grady is the president and CEO at Brooks Automation Inc. Prior to joining Brooks in 2003, he ran several divisions at KLA-Tencor, served as president and CEO of Hoya Micro Mask and was Vice President of Worldwide Sales for the EPI division of Monsanto/MEMC, where he started his career. Mr. Grady serves on the Board of Directors of Evergreen Solar Inc., Integrated

Materials Inc., Finesse, LLC, Molecular Imprints Inc. and Electro Scientific Inc. He holds a Bachelor of Science degree in engineering from Southern Illinois University and an MBA degree from the University of Houston.

        Class II Director Not Standing for Re-election, Currently Serving a Term of Office Expiring at the 2009 Annual General Meeting of Shareholders

        Ernest L. Godshalk (age 62)—Ernest L. Godshalk has served as a member of our Board of Directors, as chairperson of our Audit Committee and as a member of the Nominating and Governance Committee since June 2006. Mr. Godshalk is Managing Director of ELGIN Management Group, a private investment company. From February 2001 until he retired in December 2004, Mr. Godshalk served as President, Chief Operating Officer and a director of Varian Semiconductor Equipment Associates, Inc., a supplier of semiconductor manufacturing equipment. From April 1999 until February 2001, Mr. Godshalk served as Varian Semiconductor's Vice President and Chief Financial Officer. Mr. Godshalk serves on the Board of Directors of GT Solar International Inc. and Gloucester Adventure, Inc. He holds a BA degree from Yale University and an MBA degree from Harvard Business School.

        Class III Nominee for Re-Election to Serve Until the 2010 Annual General Meeting of Shareholders

        Steven W. Berglund (age 56)—Steven W. Berglund has served as a member of our Board of Directors and as a member of our Audit Committee since January 2008. Mr. Berglund joined Trimble Navigation as President and CEO in March 1999, and has diverse industry experience, including engineering, manufacturing, finance, and global operations. Prior to joining Trimble, he was President of Spectra Precision, a unit of Spectra-Physics AB, and a pioneer in the development of laser systems. He spent 14 years at Spectra, in several senior leadership positions. In the early 1980s, Berglund spent a number of years at Varian Associates in Palo Alto, Calif., where he held roles in planning and manufacturing. He began his career as a process engineer at Eastman Kodak in Rochester, N.Y. He attended the University of Oslo and the University of Minnesota, where he received a BS in chemical engineering in 1974. He later received his MBA from the University of Rochester in 1977.

        Class III Directors Not Standing for Re-election, Currently Serving a Term of Office Expiring at the 2010 Annual General Meeting of Shareholders

        Keith L. Barnes (age 56)—Keith L. Barnes has served as our President and Chief Executive Officer since May 2006, as a member of our Board of Directors since June 2006, and as Chairman of Verigy's Board of Directors since July 2007. From October 2003 through April 2006, Mr. Barnes was Chairman and Chief Executive Officer of Electroglas, Inc., an integrated circuit probe manufacturer located in San Jose, California. From August 2002 to October 2003, Mr. Barnes was Vice Chairman of the Board of Directors of Oregon Growth Account and a management consultant. He served as Chief Executive Officer of Integrated Measurement Systems, Inc. ("IMS"), a manufacturer of engineering test stations and test software, from 1995 until 2001, and also as Chairman of the Board of Directors of IMS from 1998 through 2001 when it was acquired by Credence Systems Corporation. Prior to becoming CEO of IMS, Mr. Barnes was a Division President at Valid Logic Systems and later Cadence Design Systems. Mr. Barnes is on the Board of Directors of Cascade Microtech, Inc. and a Regent at The University of Portland. Mr. Barnes holds a BSES degree from California State University, San Jose.

        Paul Chan Kwai Wah (age 53)—Paul Chan Kwai Wah has served as a member of our Board of Directors and as a member of our Compensation and Nominating and Governance Committees since June 2006. Mr. Chan Kwai Wah served as Senior Vice President and Managing Director, Asia Pacific, for Hewlett-Packard Asia Pacific Pte Ltd., from May 2002 until April 2006. From August 1995 to April 2002, Mr. Chan Kwai Wah served as Vice President and Managing Director, Asia Pacific, for Compaq Computer Asia/Pacific Pte Ltd. Mr. Chan Kwai Wah currently serves on the Board of Directors of

Singapore Power Limited, SIA Engineering Company Limited, Bethesda (Katong) Church Ltd. and National Healthcare Group Pte. Ltd. Mr. Chan Kwai Wah holds a BS degree in physics from the University of Singapore and a marketing diploma from the Chartered Institute of Marketing, UK.

The Board of Directors recommends a vote FOR
the re-election of Mr. Gibson, Mr. Meurice, Dr. Simson, Mr. Grady and Mr. Berglund
to the Board of Directors.

CORPORATE GOVERNANCE

Standards of Business Conduct

        We have adopted Standards of Business Conduct that apply to all of our employees and our directors. The Standards of Business Conduct are available on our website at http://investor.verigy.com/documents.cfm. Any amendment (other than technical, administrative or other non-substantive amendments) to, or material waiver (as defined by the SEC) of, a provision of the Standards of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and relates to elements of the Standards of Business Conduct specified in the rules of the SEC, will be posted on our website.

Director Retirement Age

        Under Section 153(2) of the Singapore Companies Act, Cap. 50, the office of a director of a public company becomes vacant at the conclusion of the Annual General Meeting of Shareholders first held after such director attains the age of 70 years, and any re-appointment of such director must be approved by our shareholders by ordinary resolution.

Shareholder Communications With Our Board of Directors

        Shareholders may communicate with our Board of Directors at the following address:

  The Board of Directors
  c/o General Counsel
  Verigy US, Inc.
  10100 North Tantau Avenue
  Cupertino, CA 95014-2540

        Communications are distributed to the Board of Directors or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be made available to any non-management director upon request.

        You may also communicate with our Board of Directors as a group online at http://investor.verigy.com/contactboard.cfm.

Corporate Governance Guidelines

        The Board of Directors has adopted a set of Corporate Governance Guidelines. The Nominating and Governance Committee is responsible for overseeing the guidelines and periodically reviews them and makes recommendations to the Board of Directors concerning corporate governance matters. The Board of Directors may periodically amend the guidelines and may waive, suspend or repeal any of the guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board of Directors' judgment or fiduciary duties.

        Among other matters, the guidelines include the following items concerning the Board of Directors:

  •
  The Board of Directors believes that there should be a majority of independent directors on the Board of Directors.

  •
  Independent directors meet on a regular basis apart from other Board of Directors members and management representatives.

  •
  Directors are required to notify the Nominating and Governance Committee upon a change of employer, a significant change of position or retirement. After consultation with our Chief Executive Officer, the Nominating and Governance Committee will recommend to the Board of Directors whether such director shall be asked to continue his or her service or to offer his or her resignation from the Board of Directors.

  •
  Absent approval from the Nominating and Governance Committee, no director should serve on more than six public company boards, including our Board of Directors, nor should any member of our Audit Committee serve on more than four public company audit committees, including our Audit Committee.

  •
  The Audit, Compensation and Nominating and Governance Committees consist entirely of independent directors.

  •
  The Board of Directors has access to, and may contact and meet with, any of our employees. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at our expense. Directors also have access to company records and files and may contact other directors without informing our management of the purpose or even the fact of such contact.

  •
  The Board of Directors, together with the Compensation Committee, is responsible for overseeing succession planning and management development.

  •
  At least annually, the Board of Directors evaluates the performance of the Chief Executive Officer.

  •
  The Nominating and Governance Committee manages a process whereby the Board of Directors and its members are subject to annual evaluation of the effectiveness of the Board of Directors, and each committee of the Board of Directors is responsible for performing an annual evaluation of its effectiveness.

Shareholder Nominations to Our Board of Directors

        Shareholders can recommend qualified candidates for our Board of Directors to the Nominating and Governance Committee by submitting recommendations to our General Counsel at 10100 North Tantau Ave., Cupertino, CA 95014-2540. Submissions that are received in a timely manner will be forwarded to the Nominating and Governance Committee for review and consideration. Shareholder recommendations for our 2009 Annual General Meeting of Shareholders should be made not later than October 28, 2008, to ensure adequate time for meaningful consideration by the Nominating and Governance Committee.

Board of Directors

        Our Articles of Association give our Board of Directors general powers to manage our business. The Board of Directors oversees and provides policy guidance on our strategic and business planning processes, oversees the conduct of our business by senior management and is principally responsible for the succession planning for our key executives, including our President and Chief Executive Officer.

        The Board of Directors has determined that each of our directors is an independent director as defined by the applicable rules of The NASDAQ Global Market ("NASDAQ"), other than Mr. Barnes, who currently serves as our Chairman, Chief Executive Officer and President.

        Our Board of Directors held a total of seven meetings during fiscal year 2007. During the period for which each current director was a director or a committee member, all directors attended at least 75% of the aggregate of the total number of regularly scheduled meetings of our Board of Directors together with the total number of meetings held by all committees of our Board of Directors on which he or she served, counting only those meetings during which such person was a member of the Board of Directors. Our non-employee directors met at regularly scheduled executive sessions without management participation.

        Our Board of Directors has adopted a policy that encourages each director to attend the Annual General Meeting of Shareholders, but attendance is not required. Mr. Barnes, Mr. Godshalk and Mr. Chan Kwai Wah attended the 2007 Annual General Meeting of Shareholders in person or via tele-conference.

Board of Directors Committees

        The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The table below provides current membership for each of these committees.

Name	Audit Committee		Compensation Committee		Nominating and Governance Committee
Keith Barnes	—		—		—
Paul Chan Kwai Wah	—		X		X
C. Scott Gibson(2)	X		X	(1)	X	(1)
Ernest Godshalk	X	(1)	—		X
Edward Grady	—		X		—
Eric Meurice	—		—		—
Claudine Simson	X		X		—
Steven Berglund	X		—		—

    (1)
    Committee Chairperson

    (2)
    Lead Independent Director

  Audit Committee

        The Audit Committee is currently composed of Ernest Godshalk, the chairperson of the committee, C. Scott Gibson, Claudine Simson and Steven Berglund, each of whom the Board of Directors has determined to be an independent director and to meet the financial experience requirements under both the rules of the SEC and NASDAQ. The Board of Directors has also determined that Mr. Godshalk is an "audit committee financial expert" within the meaning of the rules of the SEC and is "financially sophisticated" within the meaning of the rules of NASDAQ. The Audit Committee held nine meetings during fiscal year 2007.

        Our Board of Directors has adopted an Audit Committee charter that is available on our website at http://investor.verigy.com/documents.cfm. The Audit Committee is responsible for assisting the Board of Director's oversight of, among other things:

  •
  the quality and integrity of our financial statements and internal controls;

  •
  our compliance with legal and regulatory requirements;

  •
  our independent registered public accounting firm's appointment, compensation, retention, qualifications and independence;

  •
  the performance of our internal audit function and independent registered public accounting firms; and

  •
  related party transactions.

        The Audit Committee's principal functions are to:

  •
  monitor and evaluate periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management, and our independent registered public accounting firm;

  •
  be directly responsible for the appointment, compensation, retention, oversight of the work and, if necessary, termination and replacement of our independent registered public accounting firm (including resolution of any disagreements between our management and the auditors regarding financial reporting); and

  •
  facilitate communication among our independent registered public accounting firm, our financial and senior management and our Board of Directors.

  Compensation Committee

        The Compensation Committee is currently composed of C. Scott Gibson, the chairperson of the committee, Paul Chan Kwai Wah, Claudine Simson and Edward Grady. The Board of Directors has determined that each member of the Compensation Committee is an independent director under applicable NASDAQ rules. Furthermore, pursuant to our Compensation Committee charter, our Board of Directors has determined that each member of the Compensation Committee is an outside director, as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and to be a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act. The Compensation Committee held seven meetings in fiscal year 2007. The Compensation Committee is responsible for, among other things:

  •
  reviewing and making recommendations to our Board of Directors relating to the compensation policy for our officers and directors;

  •
  developing annual and/or quarterly performance objectives for our officers and evaluating their performance in light of these objectives;

  •
  administering our equity-based incentive plans exclusively as they relate to our officers and directors and non-exclusively as they relate to other eligible participants;

  •
  approving all employment, severance, or change in control agreements or special or supplemental benefits applicable to our executive officers; and

  •
  producing an annual report on executive compensation for inclusion in our annual Proxy Statement.

        Our Board of Directors has adopted a Compensation Committee charter that is available on our website at http://investor.verigy.com/documents.cfm.

        Compensation Committee Interlocks and Insider Participation.    None of our executive officers serves on the Compensation Committee. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K of the rules and regulations of the SEC.

  Nominating and Governance Committee

        The Nominating and Governance Committee currently is composed of C. Scott Gibson, the chairperson of the committee, Paul Chan Kwai Wah and Ernest Godshalk, each of whom our Board of Directors has determined to be an independent director under applicable NASDAQ rules. The Nominating and Governance Committee held seven meetings in fiscal year 2007. The Nominating and Governance Committee recruits, evaluates and recommends candidates for appointment or election as members of our Board of Directors and recommends corporate governance guidelines to the Board of

Directors. Our Board of Directors has adopted a Nominating and Governance Committee charter that is available on our website at http://investor.verigy.com/documents.cfm.

        One goal of the Nominating and Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capabilities on our Board of Directors, while maintaining a sense of collegiality and cooperation that is conducive to a productive working relationship within the Board of Directors and between the Board of Directors and management. To this end, the Nominating and Governance Committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees.

        Consideration of new board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. Members of the Board of Directors, management or a third party search firm typically suggests candidates for nomination to the Board of Directors. The Nominating and Governance Committee will also consider recommendations submitted by our shareholders. To date, we have not received any such recommendations from our shareholders.

        In 2007, we retained a third-party search firm to assist the Nominating and Governance Committee in identifying and evaluating potential nominees. Once the Board of Directors determined to add one or more directors, the Nominating and Governance Committee considered the specific qualifications and skills a candidate should possess. Guided by those considerations, the search firm conducted research to identify viable candidates. It prepared a list for the Nominating and Governance Committee that included a brief biography of each candidate. The list was provided to and discussed by the Nominating and Governance Committee. The search firm then conducted further research on the candidates in whom the Nominating and Governance Committee had the most interest. The search firm then reported their results to the Nominating and Governance Committee.

DIRECTOR COMPENSATION

        Under the laws of Singapore, our shareholders must approve all cash compensation paid to our non-employee directors. In addition to the compensation provided to our non-employee directors detailed below, each non-employee director receives reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in-person meetings of the Board of Directors and of committees of the Board of Directors, as well as reimbursement of expenses incurred for attendance at continuing education courses for directors. No director who is our employee receives compensation for services rendered as a director. Accordingly, Mr. Barnes, our Chairman, Chief Executive Officer and President, does not receive compensation for his role as a director.

  Equity Compensation

        Initial Option Grants.    Under the automatic equity grant provisions of our 2006 Equity Incentive Plan, which we refer to as the 2006 Plan, each individual who first becomes a non-employee director receives:

  •
  a one-time grant of a non-statutory stock option to purchase that number of whole ordinary shares with an accounting value of $110,000; and

  •
  a one-time grant of restricted ordinary share units with an accounting value of $110,000.

        If our shareholders approve Proposal 9, each individual who first becomes a non-employee director will receive:

  •
  a one-time grant of a non-statutory stock option to purchase that number of whole ordinary shares with an accounting value of $120,000; and

  •
  a one-time grant of restricted ordinary share units with an accounting value of $120,000.

        The initial one-time option grants are granted on the date when the outside director first joins the Board of Directors. For purposes of determining the accounting value of the initial stock option grant, the accounting value is the value calculated using the same methodology that we applied for purposes of determining the accounting charge associated with similar equity-based awards for the fiscal period immediately preceding the grant date. We measure the fair value of option awards using the Black-Scholes option pricing model which requires a number of complex and subjective assumptions including our stock price volatility, option exercise patterns (expected life of the options), future forfeiture rates and related tax effects. The fair value of restricted share units is determined based on the fair market value of Verigy's shares on the date of grant. The restricted share units initially issued to non-employee directors vest in full on the first anniversary of the grant date. Settlement of the restricted share units occurs in a lump sum on the third anniversary of the grant date. During 2007, Mr. Grady received an initial stock option to purchase 10,443 ordinary shares at an exercise price of $29.16 per share, and an initial grant of 3,773 restricted ordinary share units. Employee directors and outside directors who were previously employees of Verigy are not eligible for the initial equity-based awards.

        Yearly Option Grants.    Under the terms of the automatic option grant provisions of the 2006 Plan, on the date of each Annual General Meeting of Shareholders, each non-employee director automatically receives a non-statutory stock option covering ordinary shares with an accounting value of $55,000. These options vest and are exercisable on the first anniversary of the grant date. If, however, our shareholders approve Proposal 9, the accounting value of the annual non-statutory stock option award will increase to $60,000, and future annual option awards will vest quarterly over a period of four quarters from the date of grant. Employee directors and outside directors who were previously employees of Verigy are not eligible for the annual equity-based awards.

        Yearly Restricted Share Unit Awards.    Under the terms of the automatic restricted share unit grant provisions of the 2006 Plan, on the date of each Annual General Meeting of Shareholders, each non-employee director automatically receives a restricted share unit award consisting of such number of ordinary shares having an accounting value of $55,000 on the date of grant. The restricted share unit awards vest on the first anniversary of the date of grant. If, however, our shareholders approve Proposal 9, the accounting value of the annual restricted share unit awards will increase to $60,000, and future awards of restricted share units will vest quarterly over a period of four quarters from the date of grant. Employee directors and outside directors who were previously employees of Verigy are not eligible for the annual equity-based awards.

        Discretionary Grants.    Under the terms of the discretionary option grant provisions of the 2006 Plan, non-employee directors are eligible to receive non-statutory stock options, restricted shares, share units, or SARs granted at the discretion of the Compensation Committee. To date, our Compensation Committee has not made any discretionary grants to our non-employee directors.

        Cash Compensation.    Verigy provides annual cash compensation to its non-employee directors as follows:

  •
  An annual cash retainer of $55,000 for service on our Board of Directors and for service on any committees on which a director serves;

  •
  A supplemental annual retainer of $10,000 per year payable to the chairperson of the Audit Committee and to the chairperson of the Compensation Committee for the additional services rendered in connection with chairing such committees; and

  •
  A supplemental annual retainer of $5,000 per year payable to the chairperson of the Nominating & Governance Committee for the additional services rendered in connection with chairing such committee.

        In addition, at this Annual General Meeting of Shareholders, we are seeking your approval to provide a supplemental annual retainer of $15,000 per year payable to our Lead Independent Director for the additional services rendered in connection with this position for the period of approximately 12 months, from April 16, 2008 until the 2009 Annual General Meeting of Shareholders.

        Annual Cash Compensation.    Verigy's cash-based compensation for non-employee directors is paid following each Annual General Meeting of Shareholders rather than at the outset of the fiscal year, making cash compensation—like the annual equity compensation—coincide with the directors' terms of office.

        The Compensation Committee reviewed the cash compensation levels payable to non-employee directors and elected to retain the annual rates approved by our shareholders at our 2007 Annual General Meeting of Shareholders, with the addition of $15,000 per year payable to our Lead Independent Director, subject to shareholder approval.

Director Compensation Table(1)

        The following table summarizes the compensation earned by our non-employee directors for the 2007 fiscal year ended October 31, 2007. Verigy's cash-based compensation for non-employee directors is paid following each Annual General Meeting of Shareholders.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Paul Chan Kwai Wah	55,000	(4)	98,029	93,339	246,368
Eric Meurice	55,000	(4)	140,221	140,080	335,301
Claudine Simson	55,000	(4)	140,221	140,080	335,301
C. Scott Gibson	70,000	(5)	98,029	93,339	261,368
Ernest Godshalk	65,000	(6)	98,029	93,339	256,368
Edward Grady	18,333	(7)	33,968	35,639	87,940
Steven Berglund(8)	—		—	—	—

    (1)
    A more detailed description of our standard compensation arrangements is set forth in this proxy under the sections titled: "Equity Compensation" and "Cash Compensation". Both of these sections are located immediately above this table. All of our non-employee directors have the same compensation arrangements.

    (2)
    The amounts reported as fiscal year 2007 compensation for stock awards included in the "Stock Awards" column are the dollar values recognized for awards of restricted share units for fiscal financial statement reporting purposes with respect to the 2007 fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. The restricted share units pay out in an equal number of ordinary shares upon vesting. The stock award grant date fair market value is equal to the number of RSUs awarded multiplied by the fair market value per share on the date of award. In accordance with FAS 123R, the grant date fair value is expensed over the vesting period. For additional information on these stock awards, including grant date fair value computed in accordance with Statement of Financial Accounting Standards No. 123R, please see the following table titled "Director Equity Awards Table".

    (3)
    The amounts reported as fiscal year 2007 compensation for option awards included in the "Option Awards" column are the dollar amounts recognized for fiscal financial statement reporting purposes with respect to the 2007 fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. Options were valued using the Black-Scholes formula. For a discussion of valuation assumptions, see note 8, titled Share Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended October 31, 2007. In accordance with FAS 123R, the grant date fair value is expensed over the vesting period. For additional information on these option awards, including grant date fair value computed in accordance with Statement of Financial Accounting Standards No. 123R, please see the following table titled "Director Equity Awards Table".

    (4)
    Cash compensation is composed of the annual retainer of $55,000.

    (5)
    Cash compensation is composed of the annual retainer of $55,000 and retainers as chairperson of the Compensation and Nominating and Governance Committees of $10,000 and $5,000, respectively. Though not reported in this table, we are asking our shareholders to approve an additional pro-rated cash payment of $5,000 for his services as Lead Independent Director for the period of approximately 4 months from his initial appointment by the Board of Directors on July 10, 2007, through the fiscal year end of October 31, 2007.

    (6)
    Cash compensation is composed of an annual retainer of $55,000 and a retainer of $10,000 for services as chairperson of the Audit Committee.

    (7)
    Cash compensation is composed of a pro-rated annual retainer earned by Mr. Grady for the period of approximately four months from his appointment as a director by the Board of Directors on July 10, 2007 through the fiscal year end of October 31, 2007.

    (8)
    Mr. Berglund joined our Board of Directors on January 1, 2008, and, therefore, did not receive cash compensation as a director in our 2007 fiscal year, which ended on October 31, 2007. Though not reportable in this table, Mr. Berglund will earn a pro rata portion of the $55,000 annual retainer for his service from January 1, 2008 to April 15, 2008, the date of our 2008 Annual General Meeting of Shareholders and the point at which fiscal 2008 director compensation will be paid. In addition, on January 1, 2008, Mr. Berglund received a one-time grant of (i) a non-statutory stock option to purchase 10,681 ordinary shares at a price of $27.17 per share, and (ii) 4,049 restricted share units, under the automatic equity grant provisions of Verigy's 2006 Equity Incentive Plan.

Director Equity Awards Table

        The following table reports additional information related to the non-employee directors' equity awards that accrued during fiscal year 2007.

Name	Grant Date	Number of RSUs Granted (#)	Number of Shares Underlying Option Awards (#)	Option Exercise Price ($)	Grant Date Fair Value ($)	Vesting Term
Paul Chan Kwai Wah	6/12/2006	—	18,334	15.00	107,157	100% on 1st anniversary
	4/11/2007	—	5,341	25.77	49,721	100% on 1st anniversary
	6/12/2006	7,334	—	—	110,010	100% on 1st anniversary
	4/11/2007	2,135	—	—	55,019	100% on 1st anniversary
C. Scott Gibson	6/12/2006	—	18,334	15.00	107,157	100% on 1st anniversary
	4/11/2007	—	5,341	25.77	49,721	100% on 1st anniversary
	6/12/2006	7,334	—	—	110,010	100% on 1st anniversary
	4/11/2007	2,135	—	—	55,019	100% on 1st anniversary
Ernest Godshalk	6/12/2006	—	18,334	15.00	107,157	100% on 1st anniversary
	4/11/2007	—	5,341	25.77	49,721	100% on 1st anniversary
	6/12/2006	7,334	—	—	110,010	100% on 1st anniversary
	4/11/2007	2,135	—	—	55,019	100% on 1st anniversary
Claudine Simson	11/1/2006	—	17,089	16.52	112,811	100% on 1st anniversary
	4/11/2007	—	5,341	25.77	49,721	100% on 1st anniversary
	11/1/2006	6,659	—	—	110,007	100% on 1st anniversary
	4/11/2007	2,135	—	—	55,019	100% on 1st anniversary
Eric Meurice	11/1/2006	—	17,089	16.52	112,811	100% on 1st anniversary
	4/11/2007	—	5,341	25.77	49,721	100% on 1st anniversary
	11/1/2006	6,659	—	—	110,007	100% on 1st anniversary
	4/11/2007	2,135	—	—	55,019	100% on 1st anniversary
Edward Grady	7/10/2007	—	10,443	29.16	115,432	100% on 1st anniversary
	7/10/2007	3,773	—	—	110,021	100% on 1st anniversary

PROPOSAL 6:
APPROVAL OF THE RE-APPOINTMENT OF INDEPENDENT
SINGAPORE AUDITOR FOR FISCAL YEAR 2008
AND AUTHORIZATION OF OUR DIRECTORS TO FIX ITS REMUNERATION

        PricewaterhouseCoopers LLP is our independent registered public accounting firm in the U.S. and audits our consolidated financial statements. During fiscal year 2007, PricewaterhouseCoopers in Singapore was our independent Singapore auditor of our Singapore statutory financial statements. Pursuant to section 205(2) and 205(4) of the Singapore Companies Act, any appointment after the Board of Directors' initial appointment of our independent Singapore auditor, or its subsequent removal, requires the approval of our shareholders. The Audit Committee has approved, subject to shareholder approval, the re-appointment of PricewaterhouseCoopers as the independent Singapore auditor for the fiscal year ending October 31, 2008, and to perform other appropriate services. Pursuant to Section 205(16) of the Singapore Companies Act, the remuneration of a company's auditors shall be fixed by the shareholders in a general meeting or the shareholders may authorize directors to fix the remuneration. The Board of Directors is thus requesting that the shareholders authorize the directors to fix the auditors' remuneration for service rendered through the next Annual General Meeting of Shareholders. We expect that a representative from PricewaterhouseCoopers will be present at the 2008 Annual General Meeting of Shareholders. This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the approval of the re-appointment of PricewaterhouseCoopers as independent Singapore auditor for fiscal year 2008 and authorization of the directors to fix its remuneration.

Principal Accountant Fees and Services

        Set forth below are the aggregate fees paid for the services performed by our principal accounting firm, PricewaterhouseCoopers LLP, during fiscal year 2007. All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal Year 2007	Fiscal Year 2006
	(in thousands)	(in thousands)
Audit Fees	$2,251	$1,425
Audit-Related Fees	—	143
Tax Fees	—	—
All Other Fees	—	—

Total:	$2,251	$1,568

        Audit Fees consist of fees for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements included in our Annual Report on Form 10-K during fiscal years 2006 and 2007 and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q. These fees include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, consents and review of documents filed with the SEC.

        Audit-Related Fees consist of fees for assurance and related services by our auditors that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees. In fiscal year 2006, these fees related primarily to the review of our general ledger initialization subsequent to our separation from Agilent Technologies.

  Audit Committee Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. To date, our independent registered public accounting firm has not performed any non-audit services for us.

PROPOSAL 7:
ORDINARY RESOLUTION TO APPROVE PRO RATA PAYMENT FOR SERVICES RENDERED BY EDWARD GRADY FROM JULY 10, 2007, THE DATE OF HIS APPOINTMENT AS A NON-EMPLOYEE DIRECTOR, THROUGH APRIL 15, 2008 AND FOR SERVICES RENDERED BY STEVEN BERGLUND FROM JANUARY 1, 2008, THE DATE OF HIS APPOINTMENT AS A NON-EMPLOYEE DIRECTOR, THROUGH APRIL 15, 2008.

        During fiscal years 2007 and 2008, our Board of Directors appointed, subject to shareholder approval, two new non-employee directors to our Board of Directors. Edward Grady was appointed by our Board of Directors on July 10, 2007, and Steven Berglund was appointed on January 1, 2008. Under the laws of Singapore, we may provide cash compensation to our directors for services rendered in their capacity as directors only with the approval from our shareholders at a general meeting. Accordingly, we are seeking shareholder approval to provide payment of: $41,250, the pro rata portion of the $55,000 director's annual cash compensation to Mr. Grady for his services of approximately nine months, from July 10, 2007 through the date of our 2008 General Meeting of Shareholders on April 15, 2008. We are also, seeking shareholder approval to provide payment of $16,042, the pro rata portion of the $55,000 director's annual cash compensation to Mr. Berglund for his services of approximately three and one half months, from January 1, 2008 through the date of our 2008 General Meeting of Shareholders on April 15, 2008.

The Board of Directors recommends a vote FOR the resolution to approve the pro rata payment of director's cash compensation of $41,250 for approximately nine months service to Edward Grady and the pro rata payment of director's cash compensation of $16,042 for approximately three and one half months service to Steven Berglund for services rendered from their appointments to the Board of Directors through April 15, 2008.

PROPOSAL 8:
ORDINARY RESOLUTION TO APPROVE NON-EMPLOYEE
DIRECTOR CASH COMPENSATION, CASH COMPENSATION FOR
EACH CHAIRPERSON OF THE AUDIT COMMITTEE,
THE COMPENSATION COMMITTEE, THE NOMINATING AND GOVERNANCE COMMITTEE,
AND CASH COMPENSATION FOR THE LEAD INDEPENDENT DIRECTOR

        Under the laws of Singapore, we may provide cash compensation to our directors for services rendered in their capacity as directors only with the approval of our shareholders at a general meeting. As approved by the shareholders at the 2007 Annual General Meeting of Shareholders, cash compensation to our non-employee directors is not paid on a fiscal year basis, but has been aligned with the Annual General Meeting of Shareholders. With this change, our non-employee director fees are paid following each Annual General Meeting of Shareholders, aligning their cash compensation with their term of office. Accordingly, we are seeking shareholder approval to provide payment of the following cash compensation to our non-employee directors for the period of approximately 12 months from April 16, 2008, the day after our 2008 Annual General Meeting of Shareholders, through our 2009 Annual General Meeting of Shareholders (the "2008 cash payment cycle") as follows:

  •
  cash compensation of $55,000 to each of our non-employee directors for services rendered as a director for the 2008 cash payment cycle;

  •
  additional cash compensation of $15,000 to the Lead Independent Director of the Board for the 2008 cash payment cycle;

  •
  additional cash compensation of $10,000 to each of the chairperson of the Audit Committee and the chairperson of the Compensation Committee for services rendered as chairpersons of those committees for the 2008 cash payment cycle; and

  •
  additional cash compensation of $5,000 to the chairperson of the Nominating and Governance Committee for services rendered as chairperson of that committee for the 2008 cash payment cycle.

        We believe that this authorization will benefit our shareholders by enabling us to attract and retain qualified individuals to serve as members of our Board of Directors and to continue to provide leadership for our company.

The Board of Directors recommends a vote FOR the resolution to approve the directors', committee chairpersons' and Lead Independent Director's cash compensation to be paid for the period from April 16, 2008
through the 2009 Annual General Meeting of Shareholders.

PROPOSAL 9:
ORDINARY RESOLUTION TO APPROVE CASH COMPENSATION FOR PAST SERVICES
PERFORMED BY OUR NON-EMPLOYEE LEAD INDEPENDENT DIRECTOR

        On July 10, 2007, our Board of Directors approved a restructuring of the Board of Directors. This restructuring included the appointment of Mr. Gibson to the role of Lead Independent Director. Under the laws of Singapore, we may provide cash compensation to our directors for services rendered in their capacity as directors only with the approval from our shareholders at a general meeting. Accordingly, we are seeking shareholder approval to provide payment of a pro rata portion of the $15,000 annual Lead Independent Director cash compensation to Mr. Gibson for his services of approximately 9 months from July 10, 2007 through the date of our 2008 General Meeting of Shareholders on April 15, 2008.

Description	12 month Base Fee	Pro Rata cash compensation for 9 months from July 10, 2007 through April 15, 2008
Lead Independent Director fees	$15,000	$11,250

The Board of Directors recommends a vote FOR the resolution to approve the non-employee Lead Independent Director's cash compensation for the period from July 10, 2007 through April 15, 2008.

PROPOSAL 10:
ORDINARY RESOLUTION TO APPROVE AMENDMENTS
TO OUR 2006 EQUITY INCENTIVE PLAN

        We are asking our shareholders to approve the amendment to 2006 Equity Incentive Plan, which was approved and adopted, subject to shareholder approval, by the Board of Directors on September 28, 2007 (the "2006 Plan"). The amended version of the 2006 Plan reflects the following amendments, which are subject to shareholder approval of this proposal:

        General.    Our Board of Directors adopted our 2006 Employee Shares Purchase Plan, and our then sole shareholder, approved this plan in 2006. In order to retain and attract qualified candidates to serve on the Board of Directors, Verigy is requesting that shareholders approve the amendment of the 2006 Plan with the following material features:

  •
  Increase the accounting value of the one-time initial grant of a non-statutory stock option to new non-employee directors from $110,000 to $120,000;

  •
  Increase the accounting value of the one-time initial grant of restricted ordinary share units to new non-employee directors from $110,000 to $120,000;

  •
  Increase the accounting value of the annual non-statutory stock option to continuing non-employee directors from $55,000 to $60,000;

  •
  Increase the accounting value of the annual restricted share unit awards to continuing directors from $55,000 to $60,000;

  •
  Provide that the annual non-statutory stock option awards and restricted share unit awards awarded to non-employee directors will vest in four equal quarterly installments following the date of grant;

  •
  Change the post-termination exercise period for non-employee stock options from one year to three years from the date of termination; and

  •
  Change the maximum term for non-employee director options from 10 years to 5 years.

        Share Reserve.    Our Board of Directors has reserved 10,300,000 ordinary shares for issuance under our 2006 Plan. If options or share units are forfeited or terminated before being exercised or settled, and before the underlying ordinary shares are issued, the shares subject to such awards will again be available for issuance under the 2006 Plan. The number of shares actually issued pursuant to the settlement of share appreciation rights or share units shall reduce the share reserve with respect to such awards under the 2006 Plan. As of February 12, 2008, 4,732,166 ordinary shares were subject to outstanding awards under the 2006 Plan, 819,736 ordinary shares had been issued pursuant to awards granted under the 2006 Plan, and 4,748,098 ordinary shares remained available for future award grants (including 269,250 shares reserved for option grants approved on December 3, 2007 that will be granted in future installments). As of February 12, 2008, the closing price of our ordinary shares, as reported on the NASDAQ Global Select Market, was $19.93 per ordinary share.

        Administration.    The Compensation Committee of our Board of Directors administers the 2006 Plan. The Compensation Committee has complete discretion to make all decisions relating to the interpretation and operation of the 2006 Plan. For example, the Compensation Committee has the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, what the vesting requirements will be, if any, and what the other features and conditions of each award will be. The Compensation Committee, however, may not reduce the exercise price of outstanding options or share appreciation rights. The Compensation Committee may implement rules and procedures that differ from those described below in order to adapt the 2006 Plan to the requirements of countries other than the United States.

        Eligibility.    The following groups of individuals are eligible to participate in the 2006 Plan:

  •
  employees;

  •
  members of our Board of Directors who are not employees; and

  •
  consultants.

        As of February 11, 2008, there were approximately 2,095 individuals eligible to participate in the 2006 Plan.

        Types of Awards.    The 2006 Plan provides for the following types of awards:

  •
  incentive and non-statutory options to purchase ordinary shares;

  •
  share appreciation rights;

  •
  restricted shares; and

  •
  share units (sometimes called phantom shares).

        Options and Share Appreciation Rights.    Options may be incentive share options or nonstatutory share options. An optionee who exercises an incentive share option may qualify for favorable tax treatment under Section 422 of the Code. On the other hand, nonstatutory share options do not qualify for such favorable tax treatment. Except for stock options granted in replacement of unvested Agilent Technologies, Inc. equity awards held by Verigy employees as of October 31, 2006, the exercise price of options and share appreciation rights granted under the 2006 Plan may not be less than 100% of the fair market value of our ordinary shares on the grant date. Optionees may pay the exercise price by using cash or, with the consent of the Compensation Committee:

  •
  an immediate sale of the option shares through a broker approved by us; or

  •
  any other method permitted by applicable law.

        Options and share appreciation rights will vest at the time or times determined by the Compensation Committee. In most cases, our options will vest over the four-year period following the date of grant. Vesting may accelerate in the event of death, disability or retirement. Except in the case of options granted to non-employee directors, options will generally expire 7 years after they are granted, except that they will generally expire earlier if the optionee's service terminates earlier and except that non-employees may not receive options with a term in excess of 10 years. The 2006 Plan provides that no participant may receive options covering more than 750,000 shares and share appreciation rights covering more than 750,000 shares in the same year, except that a newly hired employee may receive options covering up to 1,500,000 shares and share appreciation rights covering up to 1,500,000 shares in the first year of employment.

        A non-employee director's options will become fully vested in the event of his or her death, total and permanent disability, or retirement after attaining age 65. If a change in control of Verigy occurs, all outstanding options held by non-employee directors will become fully vested.

        Restricted Shares and Share Units.    Restricted shares may be awarded under the 2006 Plan in return for cash or services already provided to us and share units may be awarded in return for services already provided or to be provided in the future.

        Restricted shares are not subject to vesting. Restricted share units vest at the time or times determined by the Compensation Committee. Vesting may be based on length of service, the attainment of performance-based milestones, or a combination of both, as determined by the Compensation Committee. No participant may receive awards with performance-based vesting covering more than 400,000 restricted shares and more than 400,000 share units in the same fiscal year, except that a newly hired employee may receive awards with performance-based vesting covering up to 800,000 restricted shares and up to 800,000 share units in the first year of employment. The performance criteria that may be applied by the Compensation Committee include:

  •
  cash flow (before or after dividends);

  •
  earnings per share (including earnings before interest, taxes, depreciation and amortization);

  •
  share price;

  •
  return on equity;

  •
  total shareholder return;

  •
  return on capital (including return on total capital or return on invested capital);

  •
  return on assets or net assets;

  •
  market capitalization;

  •
  economic value added;

  •
  debt leverage (debt to capital);

  •
  revenue or net revenue;

  •
  income or net income;

  •
  operating income;

  •
  operating profit or net operating profit;

  •
  operating margin or profit margin;

  •
  return on operating revenue;

  •
  cash from operations;

  •
  operating ratio;

  •
  operating revenue;

  •
  customer satisfaction measures;

  •
  net order dollars;

  •
  guaranteed efficiency measures;

  •
  service agreement renewal rates;

  •
  service revenues as a percentage of product revenues, either with respect to one or more particular transactions or with respect to revenues as a whole; and

  •
  individual performance.

        Vesting may accelerate in the event of death, disability, retirement or in certain circumstances as a result of a change in control of Verigy or participation in a voluntary severance program. Settlement of vested share units may be made in the form of cash, ordinary shares, or a combination of both at the option of the Compensation Committee.

        Change in Control.    If a change in control of Verigy occurs, an award under the 2006 Equity Incentive Plan may vest on an accelerated basis to the extent determined by the Compensation Committee. The Compensation Committee may determine that outstanding grants will vest in full or in part at the time of the change in control. It may also determine that the grants will vest on an accelerated basis only if the participant is actually or constructively discharged within a specified period of time after the change in control. Finally, the Compensation Committee may determine that the grants will remain outstanding without acceleration of vesting. However, if the surviving corporation fails to assume an outstanding award or replace it with a comparable award, then the award will always become fully vested as a result of a merger or consolidation. A change in control includes:

  •
  a merger of Verigy after which our own shareholders own 50% or less of the surviving corporation;

  •
  a sale of all or substantially all of our assets;

  •
  a change in the composition of our board that results in the replacement of 50% or more of our directors over a 24-month period; or

  •
  an acquisition of 30% or more of our outstanding ordinary shares by any person or group, other than a person related to Verigy (such as Agilent or a holding company owned by our shareholders).

        Amendments or Termination.    Our Board of Directors may amend or terminate the 2006 Plan at any time. If our Board of Directors amends the plan, it does not need to ask for shareholder approval of the amendment unless applicable law requires it. Amendments to increase the number of shares reserved for issuance under the 2006 Plan will be submitted to shareholders for approval. The 2006 Plan will continue in effect for 10 years, unless our Board of Directors decides to terminate the plan earlier.

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2006 Plan based on federal income tax laws in effect on the date of this Proxy Statement.

        This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Verigy advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2006 Plan.

        A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

        For stock grant awards, the participant will recognize ordinary income equal to the fair market value of the shares at the time of grant less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

        At the discretion of the 2006 Plan administrator, the 2006 Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by having shares withheld.

        If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (generally not applicable to incentive stock options) and Verigy is allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to Verigy's chief executive officer and to the other covered employees under Code Section 162(m). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Verigy can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as "performance-based compensation" by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders. Verigy has not sought shareholder approval of the amendment of the 2006 Plan to comply with Code Section 162(m). Therefore, Verigy cannot guarantee that the awards under the 2006 Plan will qualify for exemption under Code Section 162(m).

New Plan Benefits

        Except with regard to our non-employee directors discussed above, all awards under the 2006 Plan are made at the discretion of the 2006 Plan administrator. Therefore, the benefits and amounts that will be received or allocated under the 2006 Plan as amended are not determinable at this time. The following table sets forth the awards that would have been made in 2007 to our non-employee directors if the proposal amendments to our 2006 Plan had been in effect. The proposed amendments would not have had a substantial effect on the awards made to employees or consultants under the 2006 Plan.

Group	Number of Options		Number of Restricted Stock Units
Non-Employee Directors	40,527	(1)	15,761	(2)

    (1)
    Consists of five annual stock option grants valued at $60,000 each and one initial stock option grant valued at $120,000. The actual grants made in fiscal 2007 were options covering a total of 37,148 shares.

    (2)
    Consists of five annual restricted share unit awards valued at $60,000 each and one initial restricted share unit award valued at $120,000. The actual grants made in fiscal 2007 were restricted share units for a total of 14,448 shares.

        The following table sets forth information as of February 19, 2008 with respect to awards granted under the 2006 Plan to the individuals listed in the following table who are referred to in this table and through this Proxy Statement as the Named Executive Officers, all current executive officers as a group and all employees and consultants (including all employees who are not executive officers) as a group under the 2006 Plan.

Name and Principal Position	Number of Options Granted		Number of Restricted Stock Units Granted
Keith Barnes, Chief Executive Officer and President	905,000		118,934
Robert Nikl, Chief Financial Officer	183,255		59,410
Gayn Erickson, Vice President, Memory Test	140,539		37,967
Pascal Ronde, Vice President, Sales, Service and Support	127,500	(1)	80,771	(2)
Kenneth Siegel, Vice President and General Counsel	104,375		28,417
Executive Officer Group	1,915,364	(3)	442,134	(2)
Non-Employee Director Group	137,009		53,817
Non-Executive Officer Employee Group	2,283,900	(4)	1,153,874	(5)

    (1)
    Includes options covering 34,289 shares granted in replacement of unvested Agilent options on October 31, 2006.

    (2)
    Includes 48,837 shares granted in replacement of unvested Agilent options on October 31, 2006.

    (3)
    Includes options covering 157,684 shares granted in replacement of unvested Agilent options on October 31, 2006.

    (4)
    Includes options covering 2,088,075 shares granted in replacement of unvested Agilent options on October 31, 2006.

    (5)
    Includes 4,764 shares granted in replacement of unvested Agilent options on October 31, 2006.

Required Vote

        The affirmative vote of the holders of a majority of Verigy's ordinary shares present at the Annual General Meeting of Shareholders in person or by proxy and entitled to vote on this proposal is required to approve the proposed amendments to the 2006 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the approval of the amendments to the 2006 Plan as described above.

PROPOSAL 11:
ORDINARY RESOLUTION TO AUTHORIZE
ORDINARY SHARE ISSUANCES

        We are incorporated in the Republic of Singapore. Under the laws of Singapore, our directors may issue ordinary shares and make offers or agreements or grant options that might or would require the issuance of ordinary shares only with the prior approval of our shareholders. We are submitting this proposal because we are required to do so under the laws of Singapore before we can issue any ordinary shares in connection with our equity compensation plans, possible future strategic transactions or public and private offerings.

        If this proposal is approved, the authorization would be effective from the date of the 2008 Annual General Meeting of Shareholders and continue until the earlier of (i) the conclusion of the 2009 Annual General Meeting of Shareholders or (ii) the expiration of the period within which the 2009 Annual General Meeting of Shareholders is required by the laws of Singapore to be held. The 2009 Annual General Meeting of Shareholders is required to be held no later than 15 months after the date of the 2008 Annual General Meeting of Shareholders and no later than six months after the date of our 2008 fiscal year end. The laws of Singapore allow for a one-time application to be made with the Singapore Accounting and Corporate Regulatory Authority for an extension of the time in which to hold an Annual General Meeting of Shareholders of up to a maximum of three months.

        The Board of Directors believes that it is advisable and in the best interests of our shareholders for our shareholders to authorize the directors to issue ordinary shares and to make or grant offers, agreements or options that might or would require the issuance of ordinary shares. In the future, the directors may need to issue shares or make agreements that would require the issuance of new ordinary shares. For example:

  •
  in connection with strategic transactions and acquisitions;

  •
  pursuant to public and private offerings of our ordinary shares, as well as instruments convertible into our ordinary shares; or

  •
  in connection with our equity compensation plans and arrangements.

        Notwithstanding this general authorization to issue our ordinary shares, we will be required to seek shareholder approval with respect to future issuances of ordinary shares where required under the rules of NASDAQ, such as where we propose to issue ordinary shares that will result in a change in control of Verigy or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares.

        The Board of Directors expects that we will continue to issue ordinary shares and grant options and other equity-based awards in the future under circumstances similar to those in the past. As of the date of this Proxy Statement, other than issuances of ordinary shares or agreements that would require the issuance of new ordinary shares in connection with our equity compensation plans and arrangements, we have no specific plans, agreements or commitments to issue any ordinary shares for which approval of this proposal is required. Nevertheless, the Board of Directors believes that it is advisable and in the best interests of our shareholders for our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue strategic transactions and acquisitions and raise additional capital through public and private offerings of our ordinary shares, as well as instruments convertible into our ordinary shares.

        If this proposal is approved, our directors would be authorized to issue, during the period described above, ordinary shares subject to applicable laws of Singapore and the rules of NASDAQ. The issuance of a large number of ordinary shares could be dilutive to existing shareholders or reduce the trading price of our ordinary shares on NASDAQ. If this proposal is not approved, we would not be permitted to issue ordinary shares (other than shares issuable on exercise or settlement of outstanding options, restricted share units and other instruments convertible into or exercisable for ordinary shares or the like, which were previously granted when the previous share issue mandate approved at the 2007 Annual general meeting of Shareholders was in force). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and may have to increase cash compensation to retain key personnel.

The Board of Directors recommends a vote FOR the resolution
to authorize ordinary share issuances.

PROPOSAL 12:
ORDINARY RESOLUTION TO AUTHORIZE
THE SHARE PURCHASE MANDATE

        Our purchases or acquisitions of our ordinary shares must be made in accordance with, and in the manner prescribed by, the Singapore Companies Act, the applicable listing rules of the NASDAQ Global Market and such other laws and regulations as may from time to time be applicable.

        Singapore law requires us to obtain shareholder approval of a "general and unconditional share purchase mandate" given to our directors if we wish to purchase or otherwise acquire our ordinary shares. We refer to this general and unconditional mandate as the "Share Purchase Mandate," and it allows our directors to exercise all of our powers to purchase or otherwise acquire our own ordinary shares. Accordingly, we are submitting this proposal to seek approval of the Share Purchase Mandate from our shareholders at the 2008 Annual General Meeting of Shareholders. This resolution will be proposed as an Ordinary Resolution pursuant to which the Share Purchase Mandate will be given to our directors to exercise all powers to purchase or otherwise acquire our issued ordinary shares on the terms of the Share Purchase Mandate.

        If approved by shareholders at the 2008 Annual General Meeting of Shareholders, the authority conferred by the Share Purchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in effect until the earlier of the date of the 2009 Annual General Meeting or the date by which the 2009 Annual General Meeting is required by law to be held.

        The authority and limitations placed on our share purchases or acquisitions under the proposed Share Purchase Mandate, if approved at the 2008 Annual General Meeting, are summarized below:

Limit on Number of Ordinary Shares Allowed to be Purchased

        We may purchase or acquire only ordinary shares that are issued and fully paid up. We may purchase or acquire that aggregate number of our ordinary shares that is equal to 10% of the total number of issued ordinary shares outstanding at the date of the 2008 Annual General Meeting of Shareholders.

Duration of Share Purchase Mandate

        Purchases or acquisitions of ordinary shares may be made, at any time and from time to time, on and from the date of approval of the Share Purchase Mandate up to the earlier of:

  •
  the date on which our next Annual General Meeting is held or required by law to be held; or

  •
  the date on which the authority conferred by the Share Purchase Mandate is revoked or varied.

Manner of Purchases or Acquisitions of Ordinary Shares

        Purchases or acquisitions of ordinary shares may be made by way of:

  •
  market purchases on the NASDAQ Global Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or

  •
  off-market purchases (if effected other than on the NASDAQ Global Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted), in accordance with an equal access scheme as prescribed by the Singapore Companies Act.

        If we decide to purchase or acquire our ordinary shares in accordance with an equal access scheme, our directors may impose any terms and conditions as they see fit and as are in our interests, so long as the terms are consistent with the Share Purchase Mandate, the applicable listing rules of the NASDAQ Global Market, the rules of the Singapore Companies Act and other applicable laws. In addition, an equal access scheme must satisfy all of the following conditions:

  •
  offers for the purchase or acquisition of ordinary shares must be made to every person who holds ordinary shares to purchase or acquire the same percentage of their ordinary shares;

  •
  all of those persons must be given a reasonable opportunity to accept the offers made; and

  •
  the terms of all of the offers must be the same (except differences in consideration that result from offers relating to ordinary shares with different accrued dividend entitlements and differences in the offers solely to ensure that each person is left with a whole number of ordinary shares).

Purchase Price

        The purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses of the purchase or acquisition) to be paid for an ordinary share will be determined by our directors. The maximum purchase price to be paid for the ordinary shares as determined by our directors must not exceed:

  •
  in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the NASDAQ Global Market at the time the purchase is effected; and

  •
  in the case of an off-market purchase pursuant to an equal access scheme, 150% of the "Prior Day Close Price" of our ordinary shares.

        For the above purposes, the term Prior Day Close Price means the closing price of an ordinary share as quoted on the NASDAQ Global Market on the day immediately preceding the date of the making of the offer pursuant to the off-market purchase. The date of the making of the offer refers to the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase.

Sources of Funds

        Only funds legally available for purchasing or acquiring ordinary shares in accordance with our Articles of Association and applicable laws of Singapore shall be used. We intend to use our internal sources of funds to finance any purchase or acquisition of our ordinary shares. We do not intend to borrow money to finance any purchase or acquisition of our ordinary shares. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to such an extent that would materially affect our working capital requirements and those of our subsidiaries.

        Under the Singapore Companies Act, any payment made in consideration of the purchase or acquisition of ordinary shares may be made out of our capital or profits. Acquisitions or purchases made out of capital are permissible only so long as Verigy is solvent for the purposes of section 76F(4) of the Singapore Companies Act. A company is solvent if (a) it is able to pay its debts in full at the time of the payment made in consideration of the purchase or acquisition (or the acquisition of any right with respect to the purchase or acquisition) of ordinary shares and will be able to pay its debts as they fall due in the normal course of business during the 12-month period immediately following the date of the payment; and (b) the value of Verigy's assets is not less than the value of its liabilities (including contingent liabilities) and will not, after giving effect to the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares

        Any ordinary share that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to the ordinary share will expire on cancellation. The total number of issued shares will be diminished by the number of ordinary shares purchased or acquired by us.

        We will cancel and destroy certificates, if applicable, in respect of purchased or acquired ordinary shares as soon as reasonably practicable following settlement of any purchase or acquisition of such ordinary shares.

Financial Effects

        Our net tangible assets and the consolidated net tangible assets of our subsidiaries will be reduced by the purchase price of any ordinary shares purchased or acquired and cancelled. We do not anticipate that the purchase or acquisition of our ordinary shares in accordance with the Share Purchase Mandate would have a material impact on our consolidated results of operations, financial condition and cash flows.

        The financial effects on us arising from purchases or acquisitions of ordinary shares which may be made pursuant to the Share Purchase Mandate will depend on, among other things, whether the ordinary shares are purchased or acquired out of our profits and/or capital, the number of ordinary shares purchased or acquired and the price paid for the ordinary shares.

        Under the Singapore Companies Act purchases or acquisitions of ordinary shares by us may be made out of our profits and/or our capital. Where the consideration paid by us for the purchase or acquisition of ordinary shares is made out of our profits, such consideration (excluding brokerage, commission, goods and services tax and other related expenses) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration that we pay for the purchase or acquisition of ordinary shares is made out of our capital, the amount available for the distribution of cash dividends by us will not be reduced.

Rationale for the Share Purchase Mandate

        We believe that an approval of the Share Purchase Mandate at the 2008 Annual General Meeting of Shareholders will benefit our shareholders by providing our directors with appropriate flexibility to repurchase ordinary shares if our directors believe that such repurchases would be in the best interests of our shareholders. Our decision to repurchase our ordinary shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available cash to finance acquisitions and other strategic transactions, the level of our debt and the terms and availability of financing.

Take-Over Implications

        If, as a result of our purchase or acquisition of our issued ordinary shares, a shareholder's proportionate interest in our voting capital increases, such increase will be treated as an acquisition for the purposes of The Singapore Code on Take-overs and Mergers. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of our company, such shareholder or group of shareholders acting in concert could become obliged to make a take-over offer for our company under Rule 14 of The Singapore Code on Take-overs and Mergers.

        The circumstances under which shareholders (including directors or a group of shareholders acting together) will incur an obligation to make a take-over offer can be found under Rule 14 in the Singapore Code on Take-overs and Mergers, Appendix 2. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer under Rule 14 if, as a result of us purchasing or acquiring our issued ordinary shares, the voting rights of such shareholders would increase to 30% or more, or if such shareholders hold between 30% and 50% of our voting rights, the voting rights of such shareholders would increase by more than 1% in any period of six months. Shareholders who are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers at the earliest opportunity.

The Board recommends a vote FOR the resolution
to approve the Share Purchase Mandate.

EXECUTIVE OFFICERS

        The names, current ages and positions of our executive officers as of the date of this Proxy Statement, are as follows:

Name	Age	Position
Keith Barnes	56	Chairman, Chief Executive Officer and President
Robert Nikl	52	Chief Financial Officer
Debbora Ahlgren	52	Chief Marketing Officer
Gayn Erickson	43	Vice President, Memory Test
Dietmar Höller	50	Vice President, Order Fulfillment
Kristen Robinson	45	Vice President, Human Resources
Pascal Rondé	45	Vice President, Sales, Service and Support
Kenneth Siegel	49	Vice President and General Counsel
Hans-Juergen Wagner	48	Vice President, SOC Test

        Keith L. Barnes has served as our President and Chief Executive Officer since May 2006, as a member of our Board of Directors since June 2006, and as the chairman of our Board of Directors since July 2007. From October 2003 through April 2006, Mr. Barnes was Chairman and Chief Executive Officer of Electroglas, Inc., an integrated circuit prober manufacturer located in San Jose, California. From August 2002 to October 2003, Mr. Barnes was a management consultant. He served as Chief Executive Officer of Integrated Measurement Systems, Inc., a manufacturer of engineering test stations and test software, from 1995 until 2001, and also as Chairman of the Board of Directors of IMS from 1998 through 2001 when it was acquired by Credence Systems Corporation. Prior to becoming CEO of Integrated Measurement Systems, Mr. Barnes was a Division President at Valid Logic Systems and Cadence Design Systems. Mr. Barnes is a director of Cascade Microtech, Inc. and a Regent at The University of Portland. Mr. Barnes holds a BSES degree from California State University, San Jose.

        Robert J. Nikl has served as our Chief Financial Officer since June 2006. From September 2004 through May 2006, he served as senior Vice President, Finance and Chief Financial Officer of Asyst Technologies, Inc., an integrated automated semiconductor solutions company. Prior to joining Asyst, Mr. Nikl held several positions from 1994 to 2003 in finance, operations management and administration with Solectron Corporation, a provider of electronics manufacturing and integrated supply chain services, most recently as corporate Vice President, Finance of Global Operations from 1999 to November 2003. Prior to joining Solectron in 1994, Mr. Nikl held a number of senior financial management positions for Xerox Corporation, including Vice President, Finance for Xerox Engineering Systems. Mr. Nikl is a certified public accountant with active licenses in the states of California and New York.

        Debbora Ahlgren has served as our Chief Marketing Officer since August 2006. Before this, beginning in May 2003, she served as our Vice President and General Manager for Field Operations in the Americas and Korea. Before joining Agilent in May 2003, Ms. Ahlgren served as Vice President, Marketing and Business Development at LTX Corporation, a provider of semiconductor test solutions. Her experience includes more than 20 years in business development, operational leadership, strategic and product marketing and sales for the semiconductor capital equipment and semiconductor-related industries. Ms. Ahlgren holds a BS degree from SUNY at Stony Brook.

        Gayn Erickson has served as our Vice President, Memory Test since February 2006. Prior to our separation from Agilent, Mr. Erickson served as Vice President of the Memory Test Business within the

Automated Test Group of Agilent beginning in May 2005. Prior to assuming that position, Mr. Erickson served as Vice President, Sales and Marketing of Agilent's Memory Test Business from August 2004 to May 2005. He served as Senior Marketing Manager of Agilent's Memory Test Business from 2000 to 2004. Mr. Erickson holds a BS degree in Electrical Engineering from Arizona State University.

        Dietmar Höller has served as our Vice President, Order Fulfillment since February 2006. Prior to assuming that position, beginning in 2000, Mr. Höller served as the Director of Order Fulfillment for the SOC business of Agilent. Mr. Höller holds a Business degree from the University of Applied Sciences Trier, Germany.

        Kristen Robinson has served as our Vice President, Human Resources since February 2006. Prior to assuming that position, beginning in November 2005, Ms. Robinson served as Vice President, Human Resources of the Semiconductor Test Solutions Business of Agilent. Ms. Robinson served as Vice President, Global Compensation and Benefits, of Agilent from May 2004 to November 2005. She served as Strategic Human Resources Manager of Agilent from 2001 to 2004. Ms. Robinson was an Operations Manager of Agilent from 2000 to 2001. Ms. Robinson holds a BS degree in accounting from Boston College and an MBA degree from Northwestern University.

        Pascal Rondé has served as our Vice President, Sales, Service and Support since February 2006. Prior to assuming that position, Mr. Rondé served as the Vice President of Sales, Service and Support for the Automated Test Group of Agilent from October 2000 until joining Verigy. Mr. Rondé holds a Masters degree in Electronics Engineering from the Institut National des Sciences Appliquées de Lyon, France.

        Kenneth M. Siegel has served as our Vice President and General Counsel since February 2006. Prior to assuming that position, Mr. Siegel was Senior Vice President and General Counsel of Agile Software Corporation from October 2003 to January 2006. Mr. Siegel served as senior Vice President of Efficient Networks, Inc. from 2000 to 2002, and General Counsel from 2000 to 2001. Mr. Siegel holds a BA degree from the Monterey Institute of International Studies and a JD degree from University of California Hastings College of the Law.

        Hans-Juergen Wagner has served as our Vice President, SOC Test since February 2006. Mr. Wagner served as Vice President, SOC Test, of the Semiconductor Test Solutions business of Agilent since September 2005. Prior to assuming that position, Mr. Wagner served as Vice President, Memory Test, of the Automated Test Group of Agilent from November 2004 to September 2005. He served as Vice President, Computer Test at Agilent from 2003 to 2004. Mr. Wagner was a Research and Development Manager in the Automated Test Group at Agilent from 1998 to 2003. Mr. Wagner has a Masters degree in engineering from the Technical University, Stuttgart, Germany.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        Our executive compensation program is integral to our goal of maximizing long-term shareholder value. The executive team consists of highly sought after individuals with readily available opportunities and ascertainable market values. Our primary goal is to provide these market competitive opportunities while strongly linking realized values to the creation of superior long-term shareholder value creation.

        We regularly monitor trends, conduct benchmarking studies and generally strive to position our executives between the competitive 25th and 75th percentiles. However, we do not adhere to specific formulas, internal pay multiples or market positioning when determining any individual executive's compensation.

Determining Compensation in 2007

        In making determinations for the fiscal year 2007, executive compensation program, we relied substantially on support from management and external advisors.

        Role of Management.    During fiscal year 2007, the Compensation Committee received support from the Vice President of Human Resources in coordinating its regular activities and conducting its duties and responsibilities. Additional support was provided by the Vice President and General Counsel on certain legal matters. The CEO provided recommendations for the Compensation Committee's consideration with respect to compensation actions for his direct reports.

        Role of External Advisors.    Since fiscal year 2006, Frederic W. Cook & Co., has served as the Compensation Committee's independent compensation consultant. The Compensation Committee relied extensively on the benchmarking study prepared by the consultant in 2006 in determining the 2007 program. The consultant did not perform any services on behalf of management, nor have any potential business conflicts. The consultant attended many of the scheduled Compensation Committee meetings, and usually met in executive session without the presence of management at these meetings. No other consultants or advisors were retained by either management or the Compensation Committee in determining the 2007 program.

        We utilized the processes listed below in determining the fiscal year 2007 program:

        Benchmarking.    We reviewed a study of competitive compensation for peer companies from the semiconductor and semiconductor equipment industries. These industries were selected as they represented the primary competitors for labor and investment capital.

        Peer companies were selected by the consultant on the basis of objective industry classifications (Global Industrial Classification codes) and financial size criteria (market capitalization and revenues). Neither the Compensation Committee nor management influenced the selection process.

SEMICONDUCTOR EQUIPMENT PEERS
Advanced Energy Industries	Entegris	Novellus Systems
Amkor Technology	FEI	Photronics
ATMI	FormFactor	Teradyne
Axcelis Technologies	KLA-Tencor	Tessera Technologies
Brooks Automation	Lam Research	Varian Semiconductor
Cabot	LTX	Veeco Instruments
Credence Systems	Mattson Technologies
Cymer	MKS Instruments
SEMICONDUCTOR PEERS
Amis Semiconductor	Lattice Semiconductor	Silicon Image
Atheros Communications	Micrel	Silicon Laboratories
Cirrus Logic	Microsemi	Skyworks Solutions
Conexant Systems	Omnivision	Trident Microsystems
Cree	ON Semiconductor	TriQuint Semiconductor
Cypress Semiconductor	PMC-Sierra	Zoran
Diodes	RF Micro Devices
DSP Group	Semtech

        Assessment of Company Performance.    The Compensation Committee reviews our operating results and total shareholder returns against internal budgets and relative to peer companies. The Compensation Committee will consider such performance when determining the compensation levels in relation to the market, though any adjustments are subjective.

        Assessment of Individual Performance.    The Compensation Committee reviews the performance of individual executives as a factor in determining compensation levels. For all Named Executive Officers except the CEO, the Compensation Committee relies on the CEO to provide regular updates regarding their performance and recommendations regarding adjustments to all compensation components. A rigorous CEO performance process was implemented to assess fiscal year 2007 performance. For fiscal year 2007, this included the use of a performance assessment survey completed by all members of the Board of Directors, discussions during executive sessions of both the Compensation Committee and Board of Director meetings, feedback discussions between the Lead Independent Director and direct reports of the CEO and a self-assessment by the CEO. The Compensation Committee reviewed the performance associated with a broad set of financial and strategic measures.

Components of Total Compensation for Fiscal Year 2007

        For fiscal year 2007, the compensation program consisted of five primary components: base salary, short-term incentives, long-term incentives, benefits and severance agreements.

        Base Salary.    Base salary is an important component of our overall compensation program as it serves as the primary retention and recruitment tool. It is important to carefully consider the impact of any changes as they may affect other components. For example, short-term incentive opportunities, certain benefit and potential severance payments are each based on salary levels. For 2007, salaries were believed to be at or near the competitive median for all Named Executive Officers. Salaries were reviewed and set at the beginning of fiscal year 2007. Mr. Barnes' base salary was also reviewed and compared to competitive CEO salary levels in May 2007, one year after his hire date with Verigy. Based on competitive salary data and the overall strong performance of Verigy, the Compensation Committee approved an adjustment to his annual base salary from $500,000 to $560,000, effective May 1, 2007.

        Short-Term Incentives.    Each Named Executive Officer is assigned an annual target bonus opportunity which is expressed as a percentage of base salary. Bonuses are provided in order to motivate and reward for the achievement of certain financial and operational goals necessary to create long-term value. Maximum payout for superior performance is 200% of target bonus. For fiscal year 2007, individual target percentages were believed to be at or near the competitive median.

        Actual bonuses were earned for performance during each six-month period during the fiscal year. The use of six months as the measurement period was determined to be appropriate in light of the difficulty of setting annual goals (or longer) within a volatile and rapidly-changing environment. Performance was defined and measured within 5 categories. The selection of categories and relative weightings were designed to align with each executive's ability to deliver results for the top priorities within the officer's specific area of accountability as well as influence the overall performance of Verigy. Bonus metrics and goals are determined at the beginning of the performance period and are not adjusted. While the Compensation Committee retains the right to make discretionary adjustments to the final payouts, it did not make any adjustments in fiscal year 2007.

        The following table contains performance metrics and the associated target and final payouts expressed as a percentage of base salary for each of the Named Executive Officers:

	Performance Metrics & Payout Percentages
			(3)	(4)
	(1)	(2)	Other Corporate Financial Results	Product Family Financial Results	(5)
Name	Mid-Cycle Profit Margin	Semi-Annual Operating Profit Margin			Operational Results	Total Target Payout	Actual Payout
Keith Barnes	15	50	—	—	35	100	106.7
Robert Nikl	15	20	15	—	20	70	106.9
Gayn Erickson	15	—	—	25	20	60	64.4
Pascal Rondé(2)	15	—	30	—	15	60	53.9
Kenneth Siegel	15	20	—	—	20	55	75.4

(1)
Mid-Cycle Operating Profit Margin metric measured achievement against a mid-industry cycle pro forma operating profit margin which excludes FAS 123R expense and any restructuring or separation expenses associated with the separation from Agilent. The goal is consistent with the overall mid-cycle financial model Verigy has used to manage its operations. This portion of the executives' bonus is consistent with the broader all-employee variable pay program which was implemented Company-wide in order to vary payroll costs over the course of the volatile industry cycles. Payouts were based on results for each six-month period against the goal.

(2)
Represents weightings for the second half of fiscal year 2007. For the first half of fiscal year 2007, the weightings were the same except for the other corporate financial results which were rated at 25% and the operational results which were weighted at 20%.

	Mid-Cycle Operating Profit Margin
	Threshold	Target	Maximum	Actual
First Half	2.5%	15%	25%	13.2%
Second Half	2.5%	15%	25%	18.4%

(3)
Semi-Annual Operating Profit Margin metric measured achievement against budgeted pro forma operating profit margin (same as the Mid-Cycle Operating Profit metric), except that goals are set for each six-month period. The goals are set based on the formal internal operating plan and have thresholds and maximums that take into consideration industry dynamics for the prospective period and other competitive intelligence. The goals were challenging and required close management of all aspects of the business in order to achieve them. The actual results for this metric are the same each half as stated above.

(4)
Other Corporate Financial Results measured corporate revenues, cash flow management and gross margins against budgeted goals for each six-month period. Similar to the Semi-Annual Operating Profit metric, the goals were based on the formal internal operating plan and were difficult to achieve. The thresholds and maximums took into consideration factors that would incent over-achievement and would not reward significantly if the goal was not achieved.

	Actual Results
	Corporate Revenues	Cash Flow Management	Gross Margin
	($M)	($M)
First Half	348.5	348.0	—	(1)
Second Half	412.6	424.0	46.6%

  (1)
  Gross margin was not utilized as a bonus metric in the first half of fiscal year 2007.

(5)
Product Family Financial Results measured revenues and gross margins for the Memory Test and SOC Test product families against budgeted goals for each six-month period. This metric applied only to the heads of each product family. Goals were designed to promote the achievement of the corporate goals stated above. Product family results were not previously disclosed to investors, and we believe it is important to maintain confidentiality as this information could place us at a disadvantage with customers, vendors, suppliers and competitors. However, the Compensation Committee believed the achievement of the target levels or above was difficult and would contribute significantly to the overall success of Verigy.

(6)
Operational Results measured individual executive performance against a wide range of projects, processes and initiatives, which included but were not limited to new product development(e.g., capacity ramp-ups for new solution introductions), quality, such as mean time between failure and out-of-box defect rates, and strategic customer relationships, such as customer evaluation and/or order wins. These goals were designed to reward for activities which may not immediately or readily translate into short-term financial results, but are integral to the long-term success of Verigy. The Compensation Committee believed the identification and measurement of such goals helped to establish a set of clear and objective expectations at the individual executive level, while the overall level of difficulty in performing at or above target levels was high and would contribute significantly to the long-term success of Verigy. Such goals were not previously disclosed to investors, and we believe it is important to maintain confidentially as this information could place us at a disadvantage with customers, vendors, suppliers and competitors.

        The design of the fiscal year 2008 short term incentive plan is largely similar to the 2007 plan except for the addition of a new metric which measures relative shareholder returns versus industry peers. The Committee approved this goal as a way to recognize relative performance versus the industry.

        Long-Term Incentives.    The values reported in the Summary Compensation Table under the Stock Awards and Option Awards columns reflected Verigy's stock-based compensation expense as calculated under FAS 123R and incurred during 2007. They did not represent the value of awards determined and granted by the Compensation Committee during 2007.

        The Compensation Committee granted non-qualified stock options and restricted share units (RSUs) to each of the Named Executive Officers during 2007. Stock options feature 7-year maximum terms, and both stock options and RSUs are earned for continued service over a four-year period. Stock options were selected to represent compensation opportunities linked directly to shareholder value creation over a multi-year period, while RSUs were selected to establish significant, unvested equity positions and designed to retain their services during difficult periods which are inevitable in our industry.

        In addition to the process as outlined in an earlier section, the Compensation Committee took into account the existing holdings of each executive and any recent grants made in connection with new employment. For Messrs. Barnes and Nikl, awards made in 2007 were believed to be at or below the competitive 25th percentile, which the Compensation Committee felt was appropriate given the significant hiring grants made to each during fiscal 2006. For the remaining Named Executive Officers, the Compensation Committee believes the grants represented between the competitive median and 75th percentile.

        Grant levels were finalized and approved on December 13, 2006, which was the date of a regularly scheduled Committee meeting which was set at the beginning of the fiscal year. These awards were expressed as a fixed number of stock options and RSUs, each representing approximately half of the total grant value. On that same date, the entire RSUs and one-fourth of the stock options were granted. The remaining stock options were automatically granted over the remaining three quarters of 2007 on the third business day following the quarterly earnings announcement, except for the grants to Pascal Rondé which, in accordance with French regulations, were automatically granted on the 11th business day following the quarterly earnings announcements. The intent of this practice was to establish dollar-cost averaging of the exercise price and to mitigate the risk associated with a volatile share price.

        Benefits & Perquisites.    The Named Executive Officers received the same health, welfare and retirement benefits as are available to other full-time employees. Mr. Rondé received certain benefits which differed from the other Named Executive Officers, either as a legal requirement or following customary practice in France, where Mr. Rondé is resident. No special perquisites were offered to any Named Executive Officers.

        Severance Payments Following a Change in Control.    All the Named Executive Officers, except for Pascal Rondé, are covered under a policy which provides for cash severance and benefits continuation if they are terminated following a change in control. All of the Named Executive Officers are covered under a policy which provides equity acceleration if they are terminated following a change in control. In addition, they will be provided gross-up payments if subject to an excise tax in connection with such benefits. Mr. Rondé would be eligible for certain payments after a Change in Control as required under French law.

        The Compensation Committee believes the policy is necessary in order to neutralize the personal interests of the executives in light of an actual or potential Change in Control. Without such a policy, our executives may not be able to provide advice about a transaction that is in the best interests of shareholders because they might be influenced by their concerns about the economic consequences of their potential employment termination following a Change in Control. The Compensation Committee believes the policy achieves the appropriate balance between neutralizing the executive interests and shareholder costs.

        Potential benefits under the policy, including cash severance multiples, were approved following a review of peer company data and best practices conducted in 2007 by the consultant. The Compensation Committee considers the impact of the potential benefits under the policy when considering changes in base salary and short-term incentive opportunities. Additional details are contained in the section below titled "Potential Payments Following Termination or a Change-in-Control."

Executive Stock Ownership Guidelines; Hedging Prohibition; Recapture Policy

        During 2007, executives were not subject to stock ownership guidelines. Our Insider Trading Policy prohibited our executives from margining Verigy securities or trading in derivative securities related to Verigy's securities. No policy existed which would recapture any past compensation earned solely as a result of performance which was subsequently diminished or eliminated following a restatement.

Deductibility Cap on Executive Compensation

        Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to our Named Executive Officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is "performance based" as defined in Section 162(m) of the Code. The Compensation Committee considers the net cost to Verigy, and its ability to effectively administer executive compensation in the long-term interests of shareholders. The Compensation Committee expects that the compensation for the fiscal year 2007, except for minor amounts related to income from vested stock units and bonus payments, will be fully deductible under Section 162(m) of the Code. Future compensation for outstanding stock options is intended to be fully deductible, while future compensation for short-term incentives and vesting of restricted stock units is expected to be non-deductible to the extent that an individual's compensation exceeds $1 million in the fiscal year that the compensation is realized.

EXECUTIVE COMPENSATION

        The following table summarizes the total compensation paid or earned by our Chief Executive Officer, Chief Financial Officer and our three highest paid executive officers other than our CEO and CFO for the fiscal year ended October 31, 2007.

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(5)	Total ($)

Keith Barnes Chairman, Chief Executive Officer and President	2007	525,000	281,770	1,420,238	565,081	—		151,215	2,943,304

Robert Nikl Chief Financial Officer	2007	325,000	165,696	294,610	347,389	—		24,364	1,157,059

Gayn Erickson Vice President, Memory Test	2007	247,506	102,292	190,208	160,913	—		12,438	713,357

Pascal Rondé(6) Vice President, Sales, Service and Support	2007	330,198	457,007	169,189	177,854	13,643	(7)	5,475	1,153,366

Kenneth Siegel Vice President and General Counsel	2007	261,258	80,460	143,090	199,703	—		11,975	696,486

(1)
Please see the Compensation Discussion and Analysis section in this Proxy for material factors relating to executive compensation.

(2)
Restricted share units were granted pursuant to the Verigy Ltd. 2006 Equity Incentive Plan. The units pay out in an equal number of Verigy Ltd. ordinary shares. Holders of restricted share units are not entitled to dividend payments or voting rights until the units become vested and the shares are paid out. The dollar amount shown in the Summary Compensation Table is the dollar amount recognized for financial statement reporting purposes with respect to our 2007 fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions.

(3)
Stock option awards were granted pursuant to the Verigy Ltd. 2006 Equity Incentive Plan. The options may be exercised for an equal number of Verigy Ltd. ordinary shares. The dollar amount shown in the Summary Compensation Table is the dollar amount recognized for financial statement reporting purposes with respect to our 2007 fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions.

(4)
The amount in the "Non-Equity Incentive Plan Compensation" column represents the total of two semi-annual bonus amounts paid under Verigy bonus plans.

(5)
The amounts shown in the "All Other Compensation" are attributable to the following:

•
Mr. Barnes: $9,000 for our matching contribution to his 401(k) Plan; $6,160 for our profit—sharing contribution to his 401(k); $1,126 for tax gross-ups related to Verigy's reimbursement to award winning executives for the cost of bringing their spouses to an off-site executive award conference and $2,050 for Verigy's reimbursement of expenses related to the trip; $132,819 reimbursement for living expenses, including rent, utilities, meals and car rental; and $60 for our annual life insurance contribution.

•
Mr. Nikl: $9,000 for our matching contribution to his 401(k) Plan; $3,575 for our profit—sharing contribution to his 401(k); $3,371 for tax gross-ups related to Verigy's reimbursement to award winning executives for the cost of bringing their spouses to an off-site executive award conference and $2,283 for Verigy's reimbursement of expenses related to the trip; $6,075 reimbursement for living expenses; and $60 for our annual life insurance contribution.

•
Mr. Erickson: $9,000 for our matching contribution to his 401(k) Plan; $2,750 for our profit—sharing contribution to his 401(k) Plan; $628 for tax gross-ups related to Verigy's reimbursement to award winning executives for the cost of bringing their spouses to an off-site executive award conference; and $60 for our annual life insurance contribution.

  •
  Mr. Siegel: $9,000 for our matching contribution to his 401(k) Plan; $2,915 for our profit—sharing contribution to his 401(k) Plan; and $60 for our annual life insurance contribution.

  •
  Mr. Rondé: $1,895 for tax gross-ups related to Verigy's reimbursement to award winning executives for the cost of bringing their spouses to an off-site executive award conference; and; $3,580 for Verigy's cost of providing a company leased vehicle.

(6)
Amounts paid to Mr. Rondé were paid in Euros. For the purposes of this disclosure we converted into US dollars at an exchange rate of 1.35605. This exchange rate was calculated by averaging the monthly exchange rate of 1.2888 reported by the Federal Reserve Bank of New York for the month of November 2006 (the first month of our 2007 fiscal year) and the monthly exchange rate of 1.4233 reported by the Federal Reserve Bank of New York for the month of October 2007 (the last month of our 2007 fiscal year).

(7)
For Mr.Rondé, the amount of $13,643 is the attributable to the change in actuarial present value of his accumulated benefit since September 30, 2006, under a defined benefit pension plan in France.

GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information regarding all incentive plan awards that were earned during the 2007 fiscal year by each Named Executive Officer. Option and restricted share unit grants to our Named Executive Officers during fiscal year 2007 were awarded pursuant to our existing equity compensation plans.

Name	Grant Date	Grant Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Keith Barnes	12/13/06 12/13/06 02/27/07 05/30/07 08/27/07	12/13/06 12/13/06 12/13/06 12/13/06 12/13/06	20,600 — — — —	— 10,625 10,625 10,625 10,625	— 18.04 23.42 28.39 25.05	371,624 74,963 99,340 119,343 117,723
Robert Nikl	12/13/06 12/13/06 02/27/07 05/30/07 08/27/07	12/13/06 12/13/06 12/13/06 12/13/06 12/13/06	9,700 — — — —	— 5,000 5,000 5,000 5,000	— 18.04 23.42 28.39 25.05	174,988 35,277 46,748 56,162 55,399
Pascal Rondé	12/13/06 12/13/06 03/09/07 06/11/07 09/07/07	12/13/06 12/13/06 12/13/06 12/13/06 12/13/06	14,600 — — — —	— 7,500 7,500 7,500 7,500	— 18.04 25.51 28.78 25.61	263,384 52,915 75,218 86,505 83,142
Gayn Erickson	12/13/06 12/13/06 02/27/07 05/30/07 08/27/07	12/13/06 12/13/06 12/13/06 12/13/06 12/13/06	21,800 — — — —	— 11,250 11,250 11,250 11,250	— 18.04 23.42 28.39 25.05	393,272 79,372 105,183 126,363 124,648
Kenneth Siegel	12/13/06 12/13/06 02/27/07 05/30/07 08/27/07	12/13/06 12/13/06 12/13/06 12/13/06 12/13/06	12,100 — — — —	— 6,250 6,250 6,250 6,250	— 18.04 23.42 28.39 25.05	218,284 44,096 58,435 70,202 69,249

        The option grants to the Named Executive Officers in fiscal year 2007 were approved by the Compensation Committee on December 13, 2006 in the form of four-tranche option awards in order to provide cost-averaging of the exercise prices of the grants over a period of several future quarters. The option is divided into four tranches of 25% each of the total number of shares granted. The exercise price for the first 25% of the shares is the fair market value (closing price) of Verigy's ordinary shares on December 13, 2006. The second, third, and fourth tranches were priced at the fair market value (closing price) of Verigy's ordinary shares on the third business day following the public announcement of Verigy's financial results for the subsequent three financial quarters, respectively, except that the eleventh business day following the public announcement was used to price the options for Pascal Rondé in order to comply with regulations for tax qualified plans in France. In the event of a termination of employment for any reason, the price of any previously un-priced tranche is fixed as of the last trading day preceding the date of termination. In the event that a change in control is announced, the price of any previously un-priced tranche is fixed as of the last trading day preceding the day of announcement of the change in control transaction.

        Vesting of the overall grant is quarterly over a period of four years from the award date. The first tranche vests over a period of 16 quarters from the award date; the second tranche vests over a period of 15 quarters, with the first installment vesting on June 13, 2007; the third tranche vests over a period of 14 quarters, with the first installment vesting on September 13, 2007; and the fourth tranche vests over a period of 13 quarters, with the first installment vesting on December 13, 2007.

        The options are nonqualified and have a maximum term of seven years. The options are nontransferable except in the event of an optionee's death. Options cease to vest upon termination of employment.

        Except for Mr. Barnes, a period of 12 months is added to the actual length of the executive's service for the purpose of determining the vested portion of the option upon termination of employment due to death, disability, retirement due to age or other termination event not in connection with a change in control, as defined in the severance agreements, and the vested options may be exercised for up to 15 months. The vesting is prorated on the basis of the full months of service completed by the executive since the vesting commencement date of the option. For Mr. Barnes, the options would become fully vested and exercisable for up to 15 months.

        Upon a termination event in connection with a change in control, as defined in the severance agreements, the options for the Named Executive Officers would become fully vested and exercisable for a period up to two years from the termination date.

        Shares reported in the "Stock Awards" column are restricted share units granted pursuant to the 2006 Equity Incentive Plan. The units pay out in an equal number of Verigy Ltd. ordinary shares. Holders of restricted share units are not entitled to dividend payments or voting rights until the units become vested and the shares are paid out. The units vest in 16 equal quarterly installments from the date of the award. Pursuant to the severance agreements, for the Named Executive Officers, in the event of termination of employment due to death, disability, retirement due to age, or other termination event not in connection with a change in control, as defined in the severance agreements, except for Mr. Barnes, a period equal to 12 months shall be added to the actual length of the executive's service for the purpose of determining the vested portion of stock unit awards that are outstanding as of the termination date, and the vested units shall be immediately distributed. The vesting is prorated on the basis of the full months of service completed by the executive since the vesting commencement date of the stock units. For Mr. Barnes, all stock unit awards that are outstanding as of the termination event shall become fully vested and immediately distributed. For all the Named Executive Officers, upon a termination event in connection with a change in control, as defined in the severance agreements, all outstanding stock units shall become fully vested and paid out.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The first of the following table sets forth the information regarding outstanding option and stock awards held by the Named Executive Officers as of October 31, 2007.

	Option Awards							Stock Awards
Name(#)	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Keith Barnes	500	(1)	562,500	(2)	15.00	06/12/2013
	1,992	(3)	8,633	(4)	18.04	12/12/2013
	1,416	(5)	9,209	(6)	23.42	12/12/2013
	758	(7)	9,867	(6)	28.39	12/12/2013
	—		10,625	(6)	25.05	12/12/2013
								40,001	(2)	919,623
								16,739	(6)	384,830
Robert Nikl	8,313	(8)	86,442	(9)	14.75	06/20/2013
	936	(3)	4,064	(6)	18.04	12/12/2013
	666	(5)	4,334	(6)	23.42	12/12/2013
	357	(7)	4,643	(6)	28.39	12/12/2013
	—		5,000	(6)	25.05	12/12/2013
								12,713	(9)	292,272
								7,882	(6)	181,207
Gayn Erickson	7,812	(1)	23,438	(2)	15.00	06/12/2013
	—		7,443	(10)	10.19	01/23/2015	*
	4,253	(11)	4,253	(12)	10.28	09/09/2014	*
	2,658	(13)	2,658	(14)	11.98	07/19/2014	*
	3,189	(15)	3,190	(16)	15.77	01/25/2014	*
	1,424	(17)	—		7.48	11/18/2012	*
	2,109	(3)	9,141	(6)	18.04	12/12/2013
	1,500	(5)	9,750	(6)	23.42	12/12/2013
	803	(7)	10,447	(6)	28.39	12/12/2013
	—		11,250	(6)	25.05	12/12/2013
								3,126	(2)	71,867
								17,714	(6)	407,245
Pascal Rondé	—		62,500	(18)	15.00	06/12/2013
	—		7,500	(6)	18.04	12/12/2013
	—		7,500	(6)	25.51	12/12/2013
	—		7,500	(6)	28.78	12/12/2013
	—		7,500	(6)	25.61	12/12/2013
								8,334	(18)	191,599
								43,837	(19)*	1,007,813
								14,600	(20)	335,654
Kenneth Siegel	—		43,407	(21)	15.00	06/12/2013
	390	(7)	5,080	(6)	18.04	12/12/2013
	832	(5)	5,418	(6)	23.42	12/12/2013
	446	(7)	5,804	(6)	28.39	12/12/2013
	—		6,250	(6)	25.05	12/12/2013
								5,788	(21)	133,066
								9,832	(6)	266,038

(1)
Vested on 6/12/2007.

(2)
Vests in three equal installments 6/12/2008, 6/12/1009 and 6/12/2010.

(3)
Vested in three equal installments on 3/13/2007, 6/13/2007 and 9/13/2007.

(4)
Vests in 9 equal quarterly installments with the next installment on 12/13/2007.

(5)
Vested in two equal installments on 6/13/2007 and 9/13/2007.

(6)
Vests in 13 equal quarterly installments with the next installment on 12/13/2007.

(7)
Vested on 9/13/2007.

(8)
Vested on 6/20/2007.

(9)
Vests in three equal installments on 6/20/2008, 6/20/2009 and 6/20/2010.

(10)
Vests in two equal installments on 1/24/2008 and 1/24/2009.

(11)
Vested on 9/10/2007.

(12)
Vests on 9/10/2008.

(13)
Vested on 7/20/2007.

(14)
Vests on 7/20/2008.

(15)
Vested on 1/26/2007.

(16)
Vests on 1/26/2008.

(17)
Vested on 11/19/2006.

(18)
Vests on 6/12/2010.

(19)
Vests on 10/31/2008.

(20)
Vests as to 50% of the shares on 12/13/2008, the remaining shares vest in 8 equal quarterly installments with the 1st installment of 3/13/2009.

(21)
Vests in three equal installments on 1/8/2008, 1/8/2009 and 1/8/2010.

(*)
Replacement award for canceled unvested Agilent stock option grants as of 10/31/2006 pursuant to the merger agreement with Agilent Technologies, Inc. Replacement stock options granted to former Agilent employees retained the original vesting schedule for the Agilent options they replaced. For Pascal Rondé, unvested Agilent options were replaced with an award of restricted share units.

        Options in the above table showing an expiration date of December 12, 2013 were granted as four-tranche options. On December 13, 2006, our Compensation Committee adopted a form of four-tranche option award agreement for use with respect to annual option awards granted to our executive officers. The Compensation Committee adopted the four-tranche option approach in recognition of the volatility of the industry in which we compete. The purpose of the four-tranche option approach is to provide cost-averaging of the exercise prices of an award over a period of several future quarters rather than establish a single exercise price applicable to the entire award. By linking the automatic pricing mechanism to future announcements of financial results, the exercise prices of the second, third and fourth tranches are established at times when our insider trading window would generally be open and when the market has current information about our recent financial results and outlook. This mechanism, in effect, automates a quarterly grant approach by allowing a single award to be priced as if it had been awarded in four separate actions. The award agreement provides for accelerated pricing (but not accelerated vesting) in the event of a change in control or termination of employment. In the event that a change in control is announced, the price of any previously un-priced tranche is fixed as of the last trading day preceding the day of announcement of the change in control transaction. In the event of a termination of employment for any reason, the price of any previously un-priced tranche is fixed as of the last trading day preceding date of termination.

        Vested options for Pascal Rondé first become exercisable four years and one day from the grant date, which is approximately three years and nine months from the vest date shown above, in order to qualify for favorable tax treatment under applicable regulations in France.

Option Exercises and Stock Vested

        The following table summarizes the value realized by our Named Executive Officers on option award exercises and stock unit vesting during our 2007 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Keith Barnes	187,000	2,653,055	17,194	492,666
Robert Nikl	20,500	303,140	19,615	563,402
Pascal Rondé	—	—	—	—
Gayn Erickson	5,221	107,493	5,127	139,501
Kenneth Siegel	15,248	226,349	4,197	96,852

        All stock awards were issued as restricted share units under our 2006 Equity Incentive Plan. Upon vesting, restricted share units are paid out for our ordinary shares on a one for one basis.

Pension Benefits

        The following table presents information regarding the defined benefit plan under which the benefit is determined primarily by final compensation for Pascal Rondé, the only Named Executive Officer with pension benefits. Mr. Rondé is employed by our subsidiary in France and, as such, the description below is that of the pension plan applicable in France. As of September 30, 2007, Mr. Rondé was credited with 15.83 years of service, which includes service with our predecessor companies.

Pension Benefits(1)
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Pascal Rondé	Collective Bargaining Agreement of Métallurgie (ingénieurs et cadres)	15.83	42,415	—

(1)
Mr. Rondé is entitled to a lump sum payment on retirement at age 65 based upon final salary at retirement and length of company service. No payments are made for termination, death or disability prior to retirement. The amount payable is defined in the Collective Bargaining Agreement of "Métallurgie (ingénieurs et cadres)". Final salary is defined as total remuneration in the 12 months preceding retirement. This includes a 13th month bonus and variable and fixed bonuses, where paid. We have to pay a social charge equal to a percentage of the retirement indemnity to the government in addition to the retirement indemnity payable to the employee if the retirement is at the initiative of the employee. As of September 30, 2007, Mr. Rondé was credited with15.83 years of service, which includes service with our predecessor companies. Assuming that Mr. Rondé retires at age 65, he will be entitled to 4 months salary as his benefit under the plan. The present value of the accumulated retirement benefit is based upon a current base salary of €374,656 ($533.06), a 5.25% discount rate and an exchange rate as of September 30, 2007 of 1.42280 dollars for each Euro.

Potential Payments Upon Termination or Change in Control

        On December 16, 2006, each of the Named Executive Officers entered into a severance agreement with Verigy that provides for severance benefits in the event of qualifying terminations of employment. To receive the payments described below, the Named Executive Officer agrees to be bound by (i) a two-year non solicitation provision pursuant to which the Named Executive Officer can not solicit any employee of Verigy or our subsidiaries nor provide the names of employees to any other company that the officer has reason to believe will solicit the employee, and (ii) a one-year non-competition period during which time the executive agrees not to directly or indirectly, engage in any business that is a competitive business or enter the employ of, or render any services to, any person or entity (or any division of any person or entity) that engages in a competitive business. Potential payments due by Verigy under the severance agreements in the event of a qualifying termination are described below:

Termination Prior to a Change in Control:

        Termination due to Death or Disability:    In the event an executive's employment (with the exception of Mr. Rondé) is terminated as a result of death or disability, the executive (or his survivors) would be entitled to i) a pro rata portion of the executive's target bonus for the current performance period under our Bonus Plan, and ii) immediate vesting of outstanding stock option and stock awards as if the executive had completed an additional 12 months of service. In addition, if the termination is due to disability, the executive would be eligible to continue health and welfare insurance benefits for him and his dependents at his own expense. If the executive elects COBRA continuation, Verigy would pay the premiums for the coverage of the executive and his depends for a period of 12 months (or until the executive and his dependents are no longer eligible to receive COBRA continuation coverage).

        In the event of a termination due to death or disability, Mr. Rondé would be entitled to immediate vesting of outstanding stock option and stock awards as if he had completed an additional 12 months of service. In addition, Mr. Rondé would be eligible for certain payments as required under French law.

        Termination by Verigy without Cause or by Executive for Good Reason:    In the event Messrs. Erickson, Nikl, or Siegel are terminated by Verigy without cause, or the executive terminates his employment for good reason, the executive will be entitled to i) an amount equal to the executive's annual base salary and target bonus amount, paid in equal installments over the 12-month period following termination, ii) a pro rata portion of the executive's target bonus for the current performance period under Verigy's Bonus Plan, and iii) immediate vesting of outstanding stock option and stock awards as if the executive had completed an additional 12 months of service and iv) if the executive so elects, payment by Verigy of COBRA premiums for health and welfare insurance benefits for him and his dependents for a period of 12 months(or until the executive and his dependents are no longer eligible to receive COBRA continuation coverage).

        In the event that the employment of Mr. Barnes is terminated by Verigy without cause or by him for good reason, he will be entitled to receive the same benefits as described above, except that all of his outstanding stock options and stock awards will immediately vest in full upon termination.

        In the event that Mr. Rondé's employment is terminated by Verigy without cause or by him for good reason, he will be entitled to immediate vesting of outstanding stock option and stock awards as if he had completed an additional 12 months of service. In addition, Mr. Rondé would be eligible for certain severance payments as required under French law.

        We have not entered into a cash severance agreement with Mr. Rondé at this time. Instead, he would be eligible for certain severance payments as required under the applicable collective bargaining agreement in France in the event his employment were terminated other than for gross or willful misconduct (as defined under French law). If Mr. Rondé had been terminated as of the last day of the prior fiscal year, he would have received a severance payment approximately equal to 10.4 times his average monthly compensation over the prior year (including base salary, bonuses, and the value of certain benefits).

        The table below estimates payments that would have been due to each Named Executive Officer in the event his employment had been terminated by Verigy without cause or by the executive for good reason (or, for Mr. Rondé, in the event of a termination not for gross or willful misconduct), assuming the termination occurred on the last day of our prior fiscal year end (October 31, 2007).

Potential Payments in the Event of Termination Without Cause or by Executive for Good Reason(1)

			Intrinsic Value of Accelerated Equity Awards(3)
Name	Cash Severance($)(2)	Benefit Continuation($)	Options($)	Restricted Stock($)	Total($)
Keith Barnes	1,120,000	15,000	4,537,107	1,304,407	6,976,514
Robert Nikl	552,500	15,000	236,409	153,171	957,080
Pascal Rondé	445,057	—	134,125	1,139,626	1,718,808
Gayn Erickson	400,762	15,000	230,325	149,245	794,583
Kenneth Siegel	410,762	15,000	123,340	113,898	663,000

(1)
All Calculations assume a $22.99 share price on the date of termination (actual closing price as reported on the NASDAQ National Market on October 31, 2007.)

(2)
Does not include pro rata bonus for year of termination, since bonus is assumed to have been earned for fiscal year 2007 performance.

(3)
For Mr. Barnes, represents intrinsic value of all unvested awards as of the assumed date of termination.

        For all other Named Executive Officers, represents intrinsic value of awards that would have vested over the 12 months following termination.

Termination In Connection With a Change in Control

        Termination By Verigy Without Cause or by Executive for Good Reason:    In the event of the termination of any of the Named Executive Officers (with the exception of Mr. Rondé) by Verigy without cause or by the executive for good reason either a) within 24 months following the occurrence of a change in control of Verigy, b) within 3 months prior to a change in control or c) anytime prior to a change in control at the request of an acquirer, the executive would be entitled to receive i) a lump sum payment equal to two times the sum of the executive's annual base salary rate and target bonus, ii) a pro rata portion of the executive's target bonus for the current performance period under Verigy's Bonus Plan, and iii) immediate vesting of all outstanding stock option and stock and iv) if the executive so elects, payment by Verigy of COBRA premiums for health and welfare insurance benefits for him and his dependents for a period of 24 months(or until the executive and his dependents are no longer eligible to receive COBRA continuation coverage). In addition, in the event that the payments above are subject to the excise tax imposed by IRC Section 4999 on "golden parachute" payments, Verigy will provide an additional gross-up payment so that the executive retains an amount equal to the payments he would have received if he had not been subject to the excise tax. However, if the excise tax could be avoided by a reduction of up to $25,000 in the payments to the executive, Verigy may reduce the payments by to avoid triggering the excise tax.

        In the event of a termination by Verigy without cause or by Mr. Rondé for good reason either a) within 24 months following the occurrence of a change in control of Verigy, b) within 3 months prior to a change in control or c) anytime prior to a change in control at the request of an acquirer, he would be entitled to immediate vesting of all outstanding stock option and stock awards. In addition, Mr. Rondé would be eligible for certain severance payments as required under French law.

        Mr. Rondé would also be eligible for the same cash severance payments described above in the section "Termination Prior to a Change in Control" in the event his employment had been terminated other than for gross or willful misconduct (as defined under French law) following a change in control. If such a termination had occurred on the last day of the prior fiscal year, he would have received a severance payment approximately equal to 10.4 times his average monthly compensation over the prior year (including base salary, bonuses, and the value of certain benefits).

        The table below estimates payments that would have been due to each Named Executive Officer in the event his employment had been terminated by Verigy without cause or by the executive for good reason in connection with a change in control, assuming the termination occurred on the last day of our prior fiscal year end (October 31, 2007).

Potential Payments in the Event of a Change in Control Termination(1)

			Intrinsic Value of Accelerated Equity Awards(3)
Name	Cash Severance($)(2)	Benefit Continuation($)	Options($)	Restricted Stock($)	280G Excise Tax Gross Up($)	Total($)
Keith Barnes	2,240,000	30,000	4,537,107	1,304,407	1,958,311	10,069,825
Robert Nikl	1,105,000	30,000	710,775	473,450	634,362	2,953,587
Pascal Rondé	445,057	—	404,695	1,424,231	—	2,273,983
Gayn Erickson	800,026	30,000	434,126	455,110	456,807	2,176,068
Kenneth Siegel	821,525	30,000	371,953	359,081	—	1,582,558

(1)
All Calculations assume a $22.99 share price on the date of termination (actual closing price as reported on the NASDAQ National Market on October 31, 2007.)

(2)
Does not include pro rata bonus for year of termination, since bonus is assumed to have been earned for fiscal year 2007 performance.

(3)
Represents intrinsic value of all unvested awards as of the assumed date of termination.

        For the purposes of the above agreements, "cause," "change in control," and "good reason" are defined as follows:

"Cause":

          (i)  an unauthorized disclosure by the executive of confidential information or trade secrets, which results in material harm to Verigy;

         (ii)  a material breach by the executive of any agreement between the executive and Verigy;

        (iii)  Willful violation of Company policies resulting in material harm to Company;

        (iv)  the executive's conviction of, or plea of guilty" or "no contest" to, a felony;

         (v)  the executive's gross negligence or willful misconduct resulting in material harm to Verigy;

        (vi)  Willful and continued failure to substantially perform duties after written notice;

       (vii)  a failure by the executive to cooperate in good faith with a governmental or internal investigation of Verigy or its directors, officers or employees, if Verigy has requested such cooperation.

"Change in Control":

          (i)  Consummation of merger, reorganization, consolidation or similar transaction, or sale of all or substantially all Company's assets unless Company's voting stock represents more than 50% of voting power of surviving entity;

         (ii)  The sale, transfer or other disposition of all or substantially all of Verigy's assets;

        (iii)  During any 24-month period, incumbent directors at beginning of period (and directors elected or nominated by a majority vote of incumbent directors) cease to be majority of Board;

        (iv)  Acquisition of 30% of common stock or voting power by any person or group A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of Verigy's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Verigy's securities immediately before such transaction.

"Good Reason":

          (i)  A reduction in compensation, other than reductions that apply broadly to employees of Verigy;

         (ii)  A reduction in aggregate benefits under employee benefit plans;

        (iii)  Adverse change in duties or responsibilities;

        (iv)  Relocation to a worksite that is more than 25 miles from prior worksite;

         (v)  Failure of a successor to Verigy to assume Plan.

Indemnification Agreements

        Article 92 of our amended and restated Articles of Association provides that, subject to the Singapore Companies Act, every director or other officer of Verigy and its subsidiaries and affiliates shall be entitled to be indemnified out of our assets against any liability incurred by him or her in defending any proceedings, civil or criminal, in which judgment is given in his favor, in which he or she is acquitted, or in connection with any application under the Singapore Companies Act in which relief is granted to him or her by the court.

        The Singapore Companies Act prohibits a company from indemnifying its directors or officers against any liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to us. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability, or (b) indemnifying such officer against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, or in connection with any application under certain provisions of the Singapore Companies Act in which relief is granted to him or her by the court.

        We have entered into indemnification agreements with our officers and directors that provide our officers and directors with indemnification to the maximum extent permitted by the Singapore Companies Act. In addition, on December 20, 2006, our Board of Directors and the Board of Directors of our primary U.S. subsidiary approved a form of Indemnity Agreement to be entered into between our primary U.S. subsidiary and each of our executive officers and directors and each of our direct and indirect subsidiaries that is substantially similar to the indemnity agreements between us, as the parent company, and each of our officers and directors and our direct and indirect subsidiaries. The U.S. indemnity agreement is intended to supplement the existing indemnity agreements. The laws of the State of Delaware, where our primary U.S. subsidiary is incorporated, permit indemnification of directors and officers under a broader range of circumstances than is permitted under the laws of Singapore, where we are incorporated. As a result of these differences in law, our directors and officers and our subsidiaries may be entitled to indemnification under the U.S. Indemnity Agreements in circumstances where we would not be permitted to provide indemnification.

        We have also obtained a policy of directors' and officers' liability insurance that is intended to insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.

Offer Letter and Amendment with Our Chief Executive Officer

        In April 2006, Keith Barnes accepted an offer to become our President and Chief Executive Officer, effective May 1, 2006, upon the terms and conditions set forth in an offer letter from Agilent dated April 6, 2006. On May 29, 2007, the Compensation Committee approved a modification to terms of reimbursement of living expenses set forth in the employment offer letter. Pursuant to the terms of the employment offer letter, as modified by the Compensation Committee effective June 1, 2007, and continuing for a period of up to 3 years following the effective date of his employment, Verigy will pay Mr. Barnes $12,000 per month for his temporary living expenses (including lodging, car rental, meals, and travel from his home in Oregon). In addition, on May 29, 2007, the Compensation Committee approved an increase in the base salary offered in Mr. Barnes' 2006 offer letter from $500,000 to $560,000 per year, effective May 1, 2007, the beginning of the second half of fiscal year 2007. On December 3, 2007, the Compensation Committee approved an increase in Mr. Barnes' base salary from $560,000 to $582,400 per year, effective November 1, 2007.

Offer Letter and Amendment with Our Chief Financial Officer

        In May 2006, Robert J. Nikl accepted an offer to become our Chief Financial Officer, effective June 20, 2006, upon the terms and conditions set forth in an offer letter from Agilent dated May 26, 2006. On September 28, 2007, the Compensation Committee approved a modification to the reimbursement of Mr. Nikl's relocation expense terms set forth in his employment offer letter. Pursuant to the modification, Mr. Nikl will not be entitled to receive a relocation allowance, but instead Verigy agreed to reimburse Mr. Nikl for the cost of an apartment near Verigy's Cupertino offices effective October 1, 2007 and to continue until the earlier of: (i) 30 months from commencement, (ii) such date as Mr. Nikl no longer leases an apartment near Verigy's Cupertino office and, or (iii) the date of his termination of employment with Verigy for any reason. On December 3, 2007, the Compensation Committee approved an increase in Mr. Nikl's base salary from $325,000 to $335,000 per year, effective November 1, 2007.

Offer Letter with Our Vice President and General Counsel

        In December 2005, Kenneth Siegel accepted an offer to become our Vice President and General Counsel upon the terms and conditions set forth in an offer letter from Agilent Technologies dated December 8, 2005. On December 13, 2006, the Compensation Committee approved an increase in Mr. Siegel's base salary from $250,000 to $265,000 per year, effective January 1, 2007. On December 3, 2007, the Compensation Committee approved an increase in Mr. Siegel's base salary from $265,000 to $278,000 per year, effective November 1, 2007.

Officer Loan Agreement

        As part of an arrangement between Agilent Technologies and certain employees in France to help the employees exercise legacy Hewlett-Packard stock options, Agilent Technologies made loans of € 72,000 in December 2002 and of € 59,500 in March 2004 to Pascal Rondé. In connection with our separation from Agilent, Agilent's rights to repayment from Mr. Rondé were assigned to Verigy. At the time of our separation from Agilent in June 2006, the unpaid balance of the loan was € 54,500. As of January 15, 2008, the unpaid balance was € 26,000. Mr. Rondé repays the loan at the rate of € 1,500 per month. Consistent with applicable law and regulations, we do not extend loans to executive officers.

OTHER EQUITY COMPENSATION PLANS

        The following table provides information about equity-based awards under our equity compensation plans as of October 31, 2007.

	(A)		(B)	(C)
Plan Category	Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options, Warrants and rights Rights		Weighted average Exercise price of outstanding Options, warrants And rights(1)	Number of Ordinary Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Ordinary Shares Reflected in Column(A))
Equity compensation plans approved by shareholders	4,149,422	(2)	$15.38	6,642,478	(3)
Equity compensation plans not approved by shareholders	—		—	—

Total	4,149,422		$15.38	6,642,478

(1)
The weighted average price excludes stock units.

(2)
Includes awards of stock units covering 869,776 ordinary shares, of which 22,002 units are fully vested.

(3)
Consists of 5,438,989 ordinary shares available for issuance under the 2006 Equity Incentive Plan (includes 7,500 shares reserved to be issued for the fourth tranche of four-tranche option grants made on February 15, 2007) and 1,203,489 shares available for issuance under the Employee Shares Purchase Plan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee convened seven times in fiscal year 2007. Management was present at all meetings. Typically, separate executive sessions were held with the Vice President of Human Resources, the independent consultant and Committee members. Other than those sessions with the Vice President of Human Resources, management was not present for the executive sessions, which were held at four of the seven meetings.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

C. Scott Gibson, Compensation Committee Chairperson
Paul Chan Kwai Wah, Compensation Committee Member
Claudine Simson, Compensation Committee Member
Edward Grady, Compensation Committee Member

AUDIT COMMITTEE REPORT

        The Audit Committee assists our Board of Directors in overseeing our financial accounting and reporting processes and systems of internal controls. The Audit Committee also evaluates the performance and independence of our independent registered public accounting firm. The Audit Committee operates under a written charter, a copy of which is available on our website at:
 http:/www.investor.verigy.com/documents.cfm. Under the written charter, the Audit Committee must consist of at least three directors, all of whom must be "independent" as defined by the Exchange Act and the rules of the SEC and NASDAQ. The current members of the Audit Committee are Chairperson Ernest Godshalk, C. Scott Gibson, Steven Berglund and Claudine Simson. Each is an independent director as defined by the applicable rules of the SEC and NASDAQ.

        Our financial and senior management supervise our systems of internal controls and the financial reporting process. Our independent registered public accounting firm performs an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States and issues a report on these consolidated financial statements.

        The Audit Committee has reviewed and discussed with both our management and our independent registered public accounting firm our audited consolidated financial statements for the fiscal year ended October 31, 2007, and the independent registered public accounting firm's report thereon. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

        The Audit Committee also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received from our independent registered public accounting firm the written disclosures and letter required by Independence Standards Board of Directors Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with our independent registered public accounting firm the independence of that firm. The Audit Committee has also considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The independent registered public accounting firm did not perform any non-audit services for us during fiscal year 2007. All audit services performed by the independent registered public accounting firm during fiscal year 2007 were pre-approved by our Audit Committee in accordance with established procedures.

        Based on the Audit Committee's discussions with our management and our independent registered public accounting firm and based on the Audit Committee's review of our audited consolidated financial statements together with the reports of our independent registered public accounting firm on the consolidated financial statements and the representations of our management with regard to these consolidated financial statements, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007, which was filed with the SEC on December 21, 2007.

Submitted by the Audit Committee of the Board of Directors:

Ernest Godshalk, Audit Committee Chairperson
C. Scott Gibson, Audit Committee Member
Claudine Simson, Audit Committee Member
Steven Berglund, Audit Committee Member

        The information contained under the caption "Audit Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the U.S. Securities and Exchange Commission, which we refer to as the SEC, nor shall such information be incorporated by reference into any filings under the U.S. Securities Act of 1933, as amended, or under the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of February 12, 2008, except as otherwise indicated, regarding the beneficial ownership of our ordinary shares by:

  •
  PBK Holdings., Inc., Iridian Asset management LLC and the Goldman Sachs Group, Inc., the only beneficial owners known to us to hold more than 5% of our ordinary shares;

  •
  each director and each of the executive officers named in the Summary Compensation Table herein; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Ordinary shares subject to options that are exercisable within 60 days of February 12, 2008, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

        In the table below, percentage ownership is based on 59,967,168 ordinary shares outstanding as of February 12, 2008.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent
5% Shareholders
PBK Holdings, Inc. 283 Greenwich Avenue, Greenwich, CT 06830	3,552,248	(1)	5.9%
The Goldman Sachs Group, Inc. 85 Broad Street, New York, New York 10004	3,306,969	(2)	5.5%
Iridian Asset Management LLC 276 Post Road West, Westport, Connecticut 06880-4704	3,182,541	(3)	5.3%
Named Executive Officers and Directors:
Keith Barnes	16,416	(4)	*
Robert Nikl	15,570	(5)	*
Gayn Erickson	39,699	(6)	*
Pascal Rondé	1,257		*
Kenneth Siegel	23,159	(7)	*
Paul Chan Kwai Wah	23,675	(8)	*
C. Scott Gibson	5,341		*
Ernest Godshalk	23,675	(9)	*
Eric Meurice	22,430	(10)	*
Claudine Simson	22,430	(11)	*
Edward Grady	—
Steven Berglund	—
All executive officers and directors as a group (16 persons)	332,225	(12)	*

*
Less than 1%.

(1)
According to Schedule 13(G) filed June 4, 2007, PBK Holdings is the beneficial owner of 3,552,248 shares as the general partner of Ziff Asset Management, L.P., which holds shared voting power of 3,320,171 of the shares, and as the sole member of ZBI Equities, LLC, which holds shared voting power of 3,552,248 of the shares. PBK Holdings has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of the 3,552,248 shares.

(2)
According to Schedule 13(G) filed February 8, 2007, the 3,306,969 shares reported by The Goldman Sachs Group, Inc., as a parent holding company, are owned, or may be deemed to be beneficially owned, by Goldman, Sachs & Co., a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934 and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. Goldman Sachs & Co. is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. have shared voting and dispositive power over the shares.

(3)
According to Schedule 13(G) filed February 4, 2008, Iridian Asset Management LLC ("Iridian") has direct beneficial ownership of the shares in the accounts for which it serves as the investment adviser under its investment management agreements. Iridian has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of the 3,182,541 shares. BIAM (US) Inc., as the controlling member of Iridian, may be deemed to possess beneficial ownership of the shares beneficially owned by Iridian. BancIreland (US) Holdings, Inc., as the sole shareholder of BIAM (US) Inc., may be deemed to possess beneficial ownership of the shares beneficially owned by BIAM (US) Inc. BIAM Holdings, as the sole shareholder of BancIreland (US) Holdings, Inc., may be deemed to possess beneficial ownership of the shares beneficially owned by BancIreland (US) Holdings, Inc. BancIreland (US) Holdings, Inc., as the sole shareholder of BIAM Holdings, may be deemed to possess beneficial ownership of the shares beneficially owned by BIAM Holdings.

(4)
Includes 12,317 shares subject to options exercisable, and 4,099 shares subject to restricted share units that vest, within 60 days of February 12, 2008.

(5)
Includes 13,764 shares subject to options exercisable, and 1,806 shares subject to restricted share units that vest, within 60 days of February 12, 2008.

(6)
Includes 32,762 shares subject to options exercisable, and 4,607 shares subject to restricted share units that vest, within 60 days of February 12, 2008.

(7)
Includes 19,937 shares subject to options exercisable, and 3,222 shares subject to restricted share units that vest, within 60 days of February 12, 2008.

(8)
Includes 23,675 shares subject to options exercisable within 60 days of February 12, 2008.

(9)
Includes 23,675 shares subject to options exercisable within 60 days of February 12, 2008.

(10)
Includes 22,430 shares subject to options exercisable within 60 days of February 12, 2008.

(11)
Includes 22,430 shares subject to options exercisable within 60 days of February 12, 2008.

(12)
Includes 299,389 shares subject to options exercisable, and 20,187 shares subject to restricted share units that vest, within 60 days of February 12, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Policies.    It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse or competitive with us, or that interferes with the proper performance of their duties, responsibilities or loyalty to us. These policies are included in our Standards of Business Conduct, which cover our directors, executive officers and other employees. Each director and executive officer is instructed to inform our Board of Directors when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our Standards of Business Conduct. If in a particular circumstance the Board of Directors concludes that there is or may be a perceived conflict of interest, the Board of Directors will instruct our legal department to work with our relevant business units to determine if there is a conflict of interest. Any waivers to these conflict rules with regard to a director or executive officer require the prior approval of the Board of Directors or the Audit Committee.

        NASDAQ Rules.    NASDAQ rules defining "independent" director status also govern conflict of interest situations. As discussed above, each of our directors, other than Mr. Barnes, qualifies as "independent" in accordance with the NASDAQ rules. The NASDAQ rules include a series of objective tests that would not allow a director to be considered independent if the director has or has had certain employment, business or family relationships with us. The NASDAQ independence definition also includes a requirement that the Board of Directors review the relations between each independent director and us on a subjective basis. In accordance with that review, the Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities as they may relate to us and our management.

        SEC Rules.    In addition to our and NASDAQ's policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving Verigy and a director or executive officer or persons and entities affiliated with them. Other than compensation and other arrangements described above under "Director Compensation" and "Executive Compensation," and the transactions described below, during fiscal year 2007, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

  •
  in which the amount involved exceeded or will exceed $120,000; and

  •
  in which any director, nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our ordinary shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Verigy generally assists our directors and executive officers in making filings required by Section 16 of the Securities Exchange Act of 1934, as amended. All required filings, except for the two Form 4s described below were filed in a timely fashion. Two Form 4s, for Pascal Rondé, our Vice President, Sales, Service and Support, were filed late. The late filings consist of one Form 4 reporting a grant of restricted share units on October 31, 2006, which was in replacement of unvested Agilent Technologies employee stock options and one Form 4 reporting a grant of restricted share units on December 3, 2007. Both were reported timely on Form 8-Ks filed with the SEC on November 1, 2006 and December 6, 2007, respectively, however, they were not reported on Form 4s by the filing deadline.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL GENERAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2009 Proxy Statement. Any such shareholder proposals must be submitted, along with proof of ownership of our ordinary shares in accordance with Rule 14a-8(b)(2), to our principal U.S. office located at 10100 North Tantau Avenue, Cupertino, California, 95014-2540, U.S. Attention: General Counsel. Failure to deliver a proposal by may result in it not being deemed timely received. We must receive all submissions no later than October 28, 2008. We strongly encourage any shareholder interested in submitting a proposal to contact our General Counsel in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our Proxy Statement. The Nominating and Governance Committee will review any shareholder proposals and will make recommendations to the Board of Directors for action on such proposals. These shareholder proposals may be included in our Proxy Statement for the 2009 Annual General Meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable rules and regulations promulgated by the SEC.

        In addition, under Section 183 of the Singapore Companies Act, registered shareholders representing at least 5% of the total voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least $500 each may, at their expense, requisition that we include and give notice of their proposal for the 2009 Annual General Meeting of Shareholders. Subject to satisfaction of the requirements of Section 183 of the Singapore Companies Act, any such requisition must be signed by all the requisitionists and be deposited at our registered office in Singapore, One Marina Boulevard, #28-00, Singapore 018989, at least six weeks prior to the date of the 2009 Annual General Meeting of Shareholders in the case of a requisition requiring notice of a resolution, or at least one week prior to the date of the 2009 Annual General Meeting of Shareholders in the case of any other requisition.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We incorporate by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2007:

  •
  Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations";

  •
  Item 7A, "Quantitative and Qualitative Disclosures About Market Risk"; and

  •
  Item 8, "Financial Statements and Supplementary Data."

VERIGY LTD.

DIRECTORS' REPORT

        The directors present their report together with the audited financial statements of Verigy Ltd. (the "Company") and the consolidated financial statements of Verigy Ltd. and subsidiaries (the "Group") for the financial year ended October 31, 2007. All dollar amounts shown are United States Dollars.

Directors

        The directors of Verigy Ltd. in office at the date of this report are:

Keith L. Barnes
C. Scott Gibson
Edward C. Grady
Ernest L. Godshalk
Paul Chan Kwai Wah
Eric Meurice
Claudine Simson
Steven W. Berglund

Arrangements to enable directors to acquire shares and debentures

        Neither at the end of nor at any time during the financial period was the Company a party to any arrangement whose object is to enable the directors of the Company to acquire benefits by means of the acquisition of shares in or debentures of the Company, other than as disclosed under "Options to acquire ordinary shares."

Directors' interests in shares and debentures

        According to the register of directors' shareholdings, none of the directors who held office at October 31, 2007 (nor their spouses or infant children) held shares or debentures of the Company or any related corporations. The interests of such persons in options to acquire ordinary shares and restricted share units were as follows:

VERIGY LTD.

DIRECTORS' REPORT (Continued)

Directors' interests in shares and debentures (Continued)

Options to acquire ordinary shares, no par value, in Verigy Ltd.

	Options Held as of October 31, 2006	Options Held as of October 31, 2007	Exercise Price	Grant Date	Vesting Schedule	Expiration Date
Keith L. Barnes	750,000	563,000	$15.00	6/12/2006	Four equal installments on first four anniversaries of the grant date	6/11/2013
	—	10,625	$18.04	12/13/2006	16 quarterly installments	12/12/2013
	—	10,625	$23.42	2/27/2007	15 quarterly installments	12/12/2013
	—	10,625	$28.39	5/30//2007	14 quarterly installments	12/12/2013
	—	10,625	$25.05	8/27//2007	13 quarterly installments	12/12/2013
Paul Chan Kwai Wah	18,334	18,334	$15.00	6/12/2006	Option Vests 100% 12 months from Date of grant	6/11/2011
	—	5,341	$25.77	4/11/2007	Option Vests 100% 12 months from Date of grant	4/10/2012
C. Scott Gibson	18,334	—	$15.00	6/12/2006	Option Vests 100% 12 months from Date of grant
	—	5,341	$25.77	4/11/2007	Option Vests 100% 12 months from Date of grant	4/10/2012
Ernest L. Godshalk	18,334	18,334	$15.00	6/12/2006	Option Vests 100% 12 months from Date of grant	6/11/2011
	—	5,341	$25.77	4/11/2007	Option Vests 100% 12 months from Date of grant	4/10/2012

VERIGY LTD.

DIRECTORS' REPORT (Continued)

Directors' interests in shares and debentures (Continued)

Options to acquire ordinary shares, no par value, in Verigy Ltd.

	Options Held as of October 31, 2006	Options Held as of October 31, 2007	Exercise Price	Grant Date	Vesting Schedule	Expiration Date
Eric Meurice	—	17,089	$16.52	11/1/2006	Option Vests 100% 12 months from Date of grant	10/31/2011
	—	5,341	$25.77	4/11/2007	Option Vests 100% 12 months from Date of grant	4/10/2012
Edward C. Grady	—	10,443	$29.16	7/10/2007	Option Vests 100% 12 months from Date of grant	7/9/2012
Claudine Simson	—	17,089	$16.52	11/1/2006	Option Vests 100% 12 months from Date of grant	10/31/2011
	—	5,341	$25.77	4/11/2007	Option Vests 100% 12 months from Date of grant	4/10/2012

VERIGY LTD.

DIRECTORS' REPORT (Continued)

Directors' interests in shares and debentures (Continued)

Restricted share units to acquire ordinary shares, no par value, in Verigy Ltd.

	Restricted Share Units Held as of October 31, 2006	Restricted Share Units Held as of October 31, 2007		Vesting Schedule	Grant Date
Keith L. Barnes	53,334	40,001		Vests 25% on the each of the first four anniversaries of the grant date	6/12/2006
	—	16,739		16 quarterly installments	12/13/2006
Paul Chan Kwai Wah	7,334	7,334	*	100% Vested on the first anniversary of the grant date	6/12/2006
	—	2,135		100% Vested on the first anniversary of the grant date	4/11/2007
C. Scott Gibson	7,334	7,334	*	100% Vested on the first anniversary of the grant date	6/12/2006
	—	2,135		100% Vested on the first anniversary of the grant date	4/11/2007
Ernest L. Godshalk	7,334	7,334	*	100% Vested on the first anniversary of the grant date	6/12/2006
	—	2,135		100% Vested on the first anniversary of the grant date	4/11/2007
Eric Meurice	—	6,659		100% Vested on the first anniversary of the grant date	11/1/2006
	—	2,135		100% Vested on the first anniversary of the grant date	4/11/2007

VERIGY LTD.

DIRECTORS' REPORT (Continued)

Directors' interests in shares and debentures (Continued)

Restricted share units to acquire ordinary shares, no par value, in Verigy Ltd.

	Restricted Share Units Held as of October 31, 2006	Restricted Share Units Held as of October 31, 2007	Vesting Schedule	Grant Date
Claudine Simson	—	6,659	100% Vested on the first anniversary of the grant date	11/1/2006
	—	2,135	100% Vested on the first anniversary of the grant date	4/11/2007
Edward C. Grady	—	3,773	100% Vested on the first anniversary of the grant date	7/10/2007

*
In accordance with the 2006 Equity Incentive Plan, restricted share units held by non-executive directors are settled (underlying shares issued) on the third anniversary of the date the restricted share unit was awarded. The shares indicated are fully vested and will be issued on June 12, 2009.

        Other than as disclosed above, no other directors of the Company had an interest in any shares, debentures or Options of the Company or related corporations either at the beginning or the end of the financial year as recorded in the register of directors' shareholdings kept by the Company.

Directors' contractual benefits

        From November 1, 2006 through October 31, 2007, no director has received or become entitled to receive a benefit by reason of a contract made by the Company or a related corporation with the director or with a firm of which he is a member or with a company in which he has a substantial financial interest, except as disclosed in this report and the financial statements. The total directors' fees and emoluments paid to directors for the fiscal year ended October 31, 2007 was $318,333 (2006: $62,750). Additionally, if approved by the shareholders at the 2008 annual general meeting, Mr. Gibson will also receive a prorated cash payment in the amount of $5,000 for his services as lead independent director for the period July 10, 2007 through October 31, 2007.

VERIGY LTD.

DIRECTORS' REPORT (Continued)

Employee Stock Option Plans And Employee Share Purchase Plan (Schemes)

2006 Equity Incentive Plan (the "2006 Plan")

        The 2006 Plan was approved by the shareholders in June 2006. During the fiscal year ended October 31, 2007, options for a total of 464,826 ordinary shares were granted under the 2006 Plan with exercise prices ranging from $16.52 to $29.16, and a weighted-average exercise price of $22.75. Additionally, restricted share units for a total of 816,571 ordinary shares were granted under the 2006 Plan.

        During the fiscal year ended October 31, 2007, a total of 625,860 ordinary shares were issued by virtue of the exercise of options granted under the 2006 Plan. At October 31, 2007, there were outstanding options granted under the 2006 Plan to purchase 3,279,646 ordinary shares. Additionally, options to purchase a total of 7,500 shares were granted on February 15, 2007 at the last sale price of the ordinary shares on November 30, 2007. The expiration dates range from October 2011 to December 2013. At October 31, 2007, there were 869,776 restricted share units outstanding, of which 22,002 shares were fully vested. The vesting dates for the 847,774 unvested units ranged from November 2007 through July 2010.

Employee Share Purchase Plan (the "Purchase Plan")

        The Purchase Plan was approved by the shareholders in June 2006. The Purchase Plan is intended to qualify for favorable tax treatment under section 423 of the U.S. Internal Revenue Code. As of October 31, 2007, the number of ordinary shares available for purchase under the plan was 1,203,489.

        Under the Purchase Plan, eligible employees may elect to purchase shares through payroll deductions up to 10% of eligible compensation during 6-month offering periods. The purchase price is (i) 85% of the fair market value per ordinary share on the trading day before the beginning of an offering period or, in the case of the first offering period under the Purchase Plan, 85% of the IPO price; or (ii) 85% of the fair market value per ordinary share on the last trading day of an offering period, whichever is lower. The Purchase Plan restricts the maximum number of shares that an employee can purchase to 2,500 shares each offering period and to $25,000 worth of ordinary shares each calendar year.

VERIGY LTD.

DIRECTORS' REPORT (Continued)

Employee Stock Option Plans And Employee Share Purchase Plan (Schemes) (Continued)

Share-Based Payment Award Activity Related to Verigy Options

        The following table summarizes stock option and restricted share unit activity the year ended October 31, 2007:

			Restricted Share Units (RSU)
	Options
				Weighted Average Grant Date Share Price
	Number	Weighted Average Exercise Price	Number
	(in thousands)		(in thousands)
Outstanding as of October 31, 2006	3,504	$14.06	197	$15.47
Granted—routine awards	465	$22.75	817	$19.06
Exercised(1)	(626)	$13.60	—	—
Vested and paid out	—	—	(134)	$17.54
Cancellations	(63)	$13.91	(10)	$18.59

Outstanding as of October 31, 2007	3,280	$15.38	870	$18.49

(1)
The total pre-tax intrinsic value of stock options exercised during the fiscal year 2007 was $7.9 million.

        The following table summarizes information about the outstanding options to purchase shares of Verigy ordinary shares at October 31, 2007:

	Options Outstanding
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value
	(in thousands)			(in thousands)
$ 7.48 - 15.00	1,630	6.12 years	$12.93	$16,392
$15.01 - 20.00	1,356	7.38 years	$16.06	$9,392
$20.01 - 25.00	78	6.14 years	$23.42	—
$25.01 - 30.00	216	5.85 years	$26.71	—

	3,280	6.62 years	$15.38	$25,784

        The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value, based on Verigy's closing stock price of $22.99 at October 31, 2007, which would have been received by award holders had all award holders exercised in-the-money awards held as of that date. As of October 31, 2007, approximately 638,000 outstanding options were vested and exercisable and the weighted average exercise price was $13.30. As of October 31, 2007, the total number of in-the-money stock options exercisable was 637,602, and the weighted average exercise price was $13.30.

VERIGY LTD.

DIRECTORS' REPORT (Continued)

Employee Stock Option Plans And Employee Share Purchase Plan (Schemes) (Continued)

        The following table summarizes information about the outstanding restricted share unit awards of Verigy ordinary shares at October 31, 2007:

	Restricted Share Units Outstanding
Range of Grant Date Share Price	Number Outstanding (in thousands)	Weighted Average Grant Date Share Price
$14.75 - 15.00(2)	103	$14.97
$15.01 - 20.00	714	$18.35
$20.01 - 25.00	7	$24.71
$25.01 - 30.00	46	$27.53

	870	$18.49

(2)
The outstanding restricted share units as of October 31, 2007 include 22,000 units held by outside directors that are fully vested.

        As of October, 2007, the total grant date fair value of our outstanding restricted share units was approximately $16.1 million and the aggregate market value of the unvested outstanding restricted share units was $19.5 million, and the aggregate market value of vested units outstanding was $0.5 million.

VERIGY LTD.

DIRECTORS' REPORT (Continued)

Auditors

        The auditors, PricewaterhouseCoopers, have expressed their willingness to accept re-appointment.

On behalf of the directors

/s/ KEITH L. BARNES Keith L. Barnes Director February 11, 2008	/s/ ERNEST L. GODSHALK Ernest L. Godshalk Director February 11, 2008

VERIGY LTD.

STATEMENT BY DIRECTORS

In the opinion of the directors,

(a)
the accompanying unconsolidated balance sheet of Verigy Ltd. (the "Company") as set out on pages F-12 to F-17 and the consolidated financial statements of Verigy Ltd. and subsidiaries (the "Group") as set out on pages 59 through 103 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2007 are drawn up so as to give a true and fair view of the state of affairs of the Company and the Group as of October 31, 2007, and of the results of the business, changes in equity and cash flows of the Group for the financial period then ended; and

(b)
at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.

On behalf of the Board of Directors

/s/ KEITH L. BARNES Keith L. Barnes Director February 11, 2008	/s/ ERNEST L. GODSHALK Ernest L. Godshalk Director February 11, 2008

VERIGY LTD.

AUDITOR'S REPORT TO THE MEMBERS OF VERIGY LTD.
(In compliance with the requirements of the Singapore Companies Act)

        In our opinion,

  (a)
  the unconsolidated Company balance sheet as of October 31, 2007 set out on pages F-12 to F-17 and the combined and consolidated balance sheet as of October 31, 2007 and the related combined and consolidated statements of operations, of shareholders' equity, and of cash flows, set out on pages 59 through 103 of the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007, present fairly, in all material respects, the financial position of Verigy Ltd. (the "Company") and its subsidiaries (the "Group") as of October 31, 2007, and the results of the Group's operations and cash flows for the year ended October 31, 2007 in conformity with accounting principles generally accepted in the United States of America; and

  (b)
  the accounting and other records required by the Singapore Companies Act, Cap. 50 (the "Act") to be kept by the Company and by those subsidiaries incorporated in Singapore of which we are the auditors have been properly kept in accordance with the provisions of the Act.

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The unconsolidated balance sheet of the Company has been audited as part of the audit of the combined and consolidated financial statements, and should be read in conjunction with the combined and consolidated financial statements. The unconsolidated balance sheet of the Company as of October 31, 2007 and notes therein are presented as required by the Act.

        As discussed in Note 2 to the combined and consolidated financial statements, the Company changed the manner in which it accounts for share-based compensation in fiscal 2006 and the manner in which it accounts for its defined benefit pension and other post retirement plans in fiscal 2007.

/s/  PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers
Certified Public Accountants
Singapore, 11 February 2008

VERIGY LTD.

UNCONSOLIDATED BALANCE SHEET

(in US $ millions except share amounts)

	Note	As of October 31, 2007	As of October 31, 2006
ASSETS
Current assets:
Cash and cash equivalents		$88	$258
Short term marketable securities	3	125	—
Trade account receivables, net		70	31
Receivables from subsidiaries		51	160
Inventory	4	35	42
Other current assets	5	26	25

Total current assets		395	516
Investments in subsidiaries	6	219	137
Long-term marketable securities	3	41	—
Property, plant and equipment, net	7	19	21
Goodwill		18	18
Other long term assets	8	5	7

Total assets		$697	$699

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable		$65	$29
Payables to subsidiaries		67	216
Employee compensation and benefits		4	3
Deferred revenue, current		39	28
Other accrued liabilities	9	14	22
Income taxes and other taxes payable	10	2	4

Total current liabilities		191	302
Long-term liabilities	9	8	8

Total liabilities		$199	$310
Commitment and contingencies (Note 10)
Shareholders' equity:
Ordinary shares, no par value; 59,765,791 issued and outstanding at October 31, 2007 (2006: 58,651,559)
Additional paid in capital		$381	$358
Retained earnings		131	34
Accumulated other comprehensive income (loss)		(14)	(3)

Total shareholders' equity		498	389

Total liabilities and shareholders' equity		$697	$699

VERIGY LTD.

NOTES TO THE UNCONSOLIDATED BALANCE SHEET

These notes form an integral part of and should be read in conjunction with the accompanying unconsolidated balance sheet.

1.    GENERAL

        The Company was incorporated in Singapore on 23 January 2006. The Company is domiciled in Singapore and the address of its registered office is One Marina Boulevard, #28-00, Singapore 018989.

        The principal activities of the Company are those of a holding company (holding, directly or indirectly, the shares of the subsidiaries in the group). The Company also provides service and support such as start-up assistance, application services and system calibration and repair. The group designs, develops and manufactures semiconductor test equipment and provides test system solutions that are used in the manufacture of System-on-a-Chip (SOC), System-in-a-Package (SIP), high-speed memory and memory devices.

        The Company is required to file its audited balance sheet with the Accounting and Corporate Regulatory Authority in accordance with the provisions of the Singapore Companies Act, Cap. 50 (the "Act"). This standalone Company balance sheet is referred to herein as "unconsolidated balance sheet."

        The Company has received an exemption under Section 201(14) of the Companies Act to allow it to prepare its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

        The unconsolidated balance sheet of the Company has been prepared in accordance with US GAAP. The unconsolidated balance sheet of the Company should be read in conjunction with the combined and consolidated financial statements, its basis of preparation and summary of significant accounting policies. The combined and consolidated financial statements have been prepared in accordance with US GAAP and are included in the annual report of the Company.

2.    SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The unconsolidated balance sheet is expressed in United States dollars, which is the functional and presentation currency. All dollar amounts included in the unconsolidated balance sheet and in the notes herein are United States dollars unless designated as Singapore dollars ("S$").

Subsidiaries

        For the purpose of presenting the unconsolidated balance sheet of the Company in accordance with US GAAP, investments in subsidiaries are recorded at the Company's share of net assets of subsidiaries reported in the combined and consolidated balance sheet.

VERIGY LTD.

NOTES TO THE UNCONSOLIDATED BALANCE SHEET (Continued)

3.    MARKETABLE SECURITIES

        Marketable security investments as of October 31, 2007 were as follows:

	Cost	Gross Unrealized Gains (Losses)	Estimated Fair Market Value
	(in millions)
Short-term marketable securities:
Money market funds	$82	$—	$82
U.S. treasury securities and government agency securities		—
Corporate debt securities		—
Auction rate securities		—

Total short-term available-for-sale investments	$201	$—	$201

	Cost	Gross Unrealized Gains (Losses)	Estimated Fair Market Value
	(in millions)
Long-term marketable securities:
Auction rate securities	$49	$(1)	$48
Total long-term available-for-sale investments	$49	$(1)	$48

As Reported:
Cash equivalents			$82
Short-term marketable securities			119
Long-term marketable securities			48

Total at October 31, 2007			$249

        The amortized cost and estimated fair value of cash equivalents and marketable securities classified as available-for-sale at October 31, 2007 are shown in the table below based on their contractual maturity dates:

	Cost		Gross Unrealized Gains (Losses)	Estimated Fair Market Value
	(in millions)
Less than 1 year	$		$—	$
Due in 1 to 2 years			—
Due after 2 years			(1)

Total at October 31, 2007		$250	$(1)		$249

VERIGY LTD.

NOTES TO THE UNCONSOLIDATED BALANCE SHEET (Continued)

4.    INVENTORY

	As of October 31, 2007	As of October 31, 2006
	(in millions)	(in millions)
Raw materials	$15	$18
Work-in-progress	3	7
Finished goods	17	17

	$35	$42

5.    OTHER CURRENT ASSETS

	As of October 31, 2007	As of October 31, 2006
	(in millions)	(in millions)
Deposits	$4	$4
Prepayments	2	3
Deferred taxes, current	2	2
Other receivables	18	16

	$26	$25

        The $2 million current deferred tax assets as of October 31, 2007, (2006: $2 million) pertain solely to temporary differences between the book and tax basis of the net assets which were acquired upon our separation.

6.    INVESTMENTS IN SUBSIDIARIES

	As of October 31, 2007	As of October 31, 2006
	(in millions)	(in millions)
Investment in subsidiaries	$55	$68
Add: Share of net income of subsidiaries	164	69

Total investment in subsidiaries	$219	$137

        Investment in subsidiaries represents net assets purchased by the respective subsidiaries upon our separation from Agilent. In accordance with U.S. generally accepted accounting principles, these purchased net assets were recorded at net book value. Also, investment in subsidiaries includes $37 million (2006: $41 million) of deferred tax assets and other capital contributions subsequent to our separation from Agilent.

VERIGY LTD.

NOTES TO THE UNCONSOLIDATED BALANCE SHEET (Continued)

7.    PROPERTY PLANT AND EQUIPMENT, NET

	As of October 31, 2007	As of October 31, 2006
	(in millions)	(in millions)
Leasehold improvements	$1	$1
Machinery and equipment	25	23

Total cost	26	24
Total accumulated depreciation	(7)	(3)

Total Property, plant and equipment, net	$19	$21

        During the financial year ended October 31, 2007, we recorded $4.6 million of depreciation expense.

8.    OTHER LONG TERM ASSETS

	As of October 31, 2007	As of October 31, 2006
	(in millions)	(in millions)
Investments	$3	$4
Prepaid and others	2	3

Total other long term assets	$5	$7

9.    OTHER ACCRUED LIABILITIES AND LONG TERM LIABILITIES

        Other accrued liabilities at October 31, 2007 were as follows:

	As of October 31, 2007	As of October 31, 2006
	(in millions)	(in millions)
Royalties payable	$—	$9
Supplier liabilities(1)	2	5
Accrued warranty	9	6
Other accruals	3	2

Total other accrued liabilities	$14	$22

    (1)
    Supplier liabilities reflect the amount by which our firmly committed inventory purchases from our suppliers exceed our forecasted production needs.

        Long term liabilities at October 31, 2007 were as follows:

	As of October 31, 2007	As of October 31, 2006
	(in millions)	(in millions)
Deferred revenue, non-current	$3	$3
Other long term accruals	5	5

Total long term liabilities	$8	$8

VERIGY LTD.

NOTES TO THE UNCONSOLIDATED BALANCE SHEET (Continued)

10.    INCOME TAXES

        The Company has negotiated tax incentives with the Singapore Economic Development Board, an agency of the Government of Singapore. Under the incentives, a portion of the income earned in Singapore during 10 to 15 year incentive periods is subjected to reduced rates of Singapore income tax. The Singapore corporate income tax rate that would apply, without the incentives, is 18% (2006: 20%). In order to receive the benefit of the incentives, the Company must develop and maintain in Singapore certain functions such as global procurement, financial services, order management, credit and collections, spare parts depot and distribution center, a refurbishment center and regional activities like an application development center. In addition to these qualifying activities, the Company must hire specific numbers of employees and maintain minimum levels of investment in Singapore.

11.    COMMITMENTS AND CONTINGENCIES

        Operating Lease Commitments:    Following the Company's separation from Agilent, the Company entered into various operating lease arrangements with unrelated third parties. The following table reflects the non-cancellable operating lease commitments as of October 31, 2007:

Fiscal Year	Amount
(in millions)
2008	$0.9
2009	0.7
2010	0.3
2011	0.2
2012	—
Thereafter	—
Total	$2.1

        Legal Proceedings.    From time to time, we are subject to legal proceedings, claims, and litigation arising in the ordinary course of business.

12.    RECLASSIFICATION

        The Company has reclassified certain prior period balances to conform to the current year presentation. These reclassifications did not impact any prior amounts of reported total assets, total liabilities, stockholders' equity, results of operations or cash flows.

EXHIBIT A

VERIGY LTD.

2006 EQUITY INCENTIVE PLAN

(AS AMENDED APRIL    , 2008)

8.8	Creditors' Rights	A-11
ARTICLE 9.	AUTOMATIC GRANTS TO OUTSIDE DIRECTORS	A-11
9.1	Initial Grants	A-11
9.2	Annual Grants	A-12
9.3	Cessation of Eligibility to Vest	A-12
9.4	Accelerated Exercisability	A-12
9.5	Exercise Price	A-12
9.6	Term	A-12
9.7	Affiliates of Outside Directors	A-12
ARTICLE 10.	PROTECTION AGAINST DILUTION	A-13
10.1	Adjustments	A-13
10.2	Dissolution or Liquidation	A-13
10.3	Reorganizations	A-13
ARTICLE 11.	PAYMENT OF DIRECTOR'S FEES IN SECURITIES	A-14
11.1	Effective Date	A-14
11.2	Elections to Receive NSOs, Restricted Shares or Share Units	A-14
11.3	Number and Terms of NSOs, Restricted Shares or Share Units	A-14
ARTICLE 12.	LIMITATION ON RIGHTS	A-14
12.1	Retention Rights	A-14
12.2	Shareholders' Rights	A-15
12.3	Regulatory Requirements	A-15
ARTICLE 13.	WITHHOLDING TAXES	A-15
13.1	General	A-15
13.2	Share Withholding	A-15
ARTICLE 14.	LIMITATION ON PAYMENTS	A-15
14.1	Scope of Limitation	A-15
14.2	Basic Rule	A-15
14.3	Reduction of Payments	A-15
14.4	Overpayments and Underpayments	A-16
14.5	Related Corporations	A-16
ARTICLE 15.	FUTURE OF THE PLAN	A-16
15.1	Term of the Plan	A-16
15.2	Amendment or Termination	A-16
15.3	Shareholder Approval	A-17
ARTICLE 16.	DEFINITIONS	A-17
ADDENDUM TO THE VERIGY LTD. 2006 EQUITY INCENTIVE PLAN		A-22

VERIGY LTD.

2006 EQUITY INCENTIVE PLAN

        ARTICLE 1.    INTRODUCTION.

        The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased share ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares or Share Units.

        The Plan shall be governed by, and construed in accordance with, the laws of the Republic of Singapore (except its choice-of-law provisions).

        ARTICLE 2.    ADMINISTRATION.

          2.1    Committee Composition.    The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

            (a)   Any listing standards prescribed by the principal securities market on which the Company's equity securities are traded;

            (b)   Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 1 62(m)(4)(C) of the Code;

            (c)   Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 1 6b-3 (or its successor) under the Exchange Act; and

            (d)   Any other requirements imposed by applicable law, regulations or rules.

          2.2    Committee Responsibilities.    The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan, including rules and procedures relating to the operation and administration of the Plan in order to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt (a) rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates that vary with local requirements and (b) such sub-plans and Plan addenda as the Committee deems desirable to accommodate foreign tax laws, regulations and practice. The Committee's determinations under the Plan shall be final and binding on all persons.

          2.3    Committee for Non-Officer Grants.    The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

          2.4    Administration with Respect to Substitute Awards.    Notwithstanding any other provision of this Plan, in connection with issuing Substitute Awards, the Committee may provide that the Substitute Awards shall be subject to the terms and conditions of the plan and/or agreements under which the awards being assumed or substituted were originally issued, even where such terms are in conflict or inconsistent with the terms of this Plan.

        ARTICLE 3.    SHARES AVAILABLE FOR GRANTS.

          3.1    Basic Limitation.    Shares issued pursuant to the Plan may be unissued shares or treasury shares. The aggregate number of Shares issued under the Plan shall not exceed (a) 10,300,000 plus (b) the additional Shares described in Section 3.3. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. Notwithstanding any other provision of this Plan, the maximum number of Shares that may be issued upon the exercise of ISOs under this Plan is 10,300,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

          3.2    Shares Returned to Reserve.    If Options, SARs or Share Units (including Replacement Awards) are forfeited or terminated for any other reason before being exercised or settled, then the Shares subject to such Options, SARs or Share Units shall again become available for issuance under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Share Units are settled, then only the number of Shares (if any) actually issued in settlement of such Share Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.

          3.3    Substitute Awards.    Except with respect to Substitute Awards issued with respect to awards previously issued by Agilent Technologies, Inc., Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of ordinary shares or common shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company before such acquisition or combination.

          3.4    Dividend Equivalents.    Any dividend equivalents paid or credited under the Plan shall be applied against the number of Shares that may be issued under the Plan if such dividend equivalents are converted into Share Units.

        ARTICLE 4.    ELIGIBILITY.

          4.1    Incentive Stock Options.    Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an

  Employee who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

          4.2    Other Grants.    Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Share Units, NSOs or SARs.

        ARTICLE 5.    OPTIONS.

          5.1    Option Agreement.    Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Option Agreements entered into under the Plan need not be identical. An Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 5.7(b).

          5.2    Number of Shares.    Each Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 750,000 Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not cover more than 1,500,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

          5.3    Exercise Price.    Each Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Share on the Date of Grant. Other than in connection with an event or transaction described in Article 10, Options may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Options.

          5.4    Exercisability and Term.

            (a)   General.    Each Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the Date of Grant. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

            (b)   Cessation of Eligibility to Vest.    Unless otherwise provided by the Option Agreement, if an Optionee ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in Subsection (c) or (d) below, such Optionee's Option shall terminate immediately as to the unvested Shares and such unvested Shares shall revert to the Plan, and such Optionee's Option shall be exercisable as to the vested Shares for three months after the date such individual ceases to be an Awardee Eligible to Vest or, if earlier, the expiration of the term of such Option. If, for any reason, the Optionee does not exercise his or her vested Option within the appropriate exercise period set forth above, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

            (c)   Death, Disability or Retirement of Optionee.    Unless otherwise provided by the Option Agreement, if an Optionee ceases to be an Awardee Eligible to Vest as a result of the

    Optionee's death, total and permanent disability or termination of employment after age 55 with at least 15 years of full-time equivalent service with the Company or an affiliate (including service with the Company's predecessor companies), then (i) the vested portion of such Optionee's Option shall be determined by adding 12 months to the length of his or her actual Service, (ii) such Optionee's Option shall terminate immediately as to the unvested Shares and such unvested Shares shall revert to the Plan, and (iii) such Optionee's Option shall be exercisable as to the vested Shares for one year after the date such individual ceases to be an Awardee Eligible to Vest or, if earlier, the expiration of the term of such Option. Where an individual ceases to be an Awardee Eligible to Vest as a result of death, the Option may be exercised by the beneficiary designated by the Optionee, the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If, for any reason, the Option is not so exercised within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

            (d)   Voluntary Severance Incentive Program.    If an Optionee ceases to be an Awardee Eligible to Vest as a result of participation in a voluntary severance incentive program or workforce management plan approved by the Board or a Committee, unvested Options shall vest and Options shall remain exercisable, to the extent permitted under applicable laws and provided by the Board or a Committee in such voluntary severance incentive program or workforce management plan. Absent a specific provision for acceleration or extended exercise period, the provisions of Subsection (b) above shall apply.

          5.5    Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option if a Change in Control occurs with respect to the Company or if the Optionee's Service is terminated without Cause after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

          5.6    Buyout Provisions.    The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

          5.7    Payment for Option Shares.

            (a)   General Rule.    The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Section 5.7. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

            (c)   Exercise/Sale.    With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (in a manner prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

            (d)   Other Forms of Payment.    With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

        ARTICLE 6.    SHARE APPRECIATION RIGHTS.

          6.1    SAR Agreement.    Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

          6.2    Number of Shares.    Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 750,000 Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not pertain to more than 1,500,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

          6.3    Exercise Price.    Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Share on the Date of Grant. Other than in connection with an event or transaction described in Article 10, SARs may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such SARs.

          6.4    Exercisability and Term.

            (a)   General.    Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

            (b)   Cessation of Eligibility to Vest.    Unless otherwise provided by the SAR Agreement, if an Optionee ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in Subsection (c) or (d) below, such Optionee's SAR shall terminate immediately as to the unvested Shares and such unvested Shares shall revert to the Plan, and the SAR shall be exercisable as to the vested Shares for three months after the date such individual ceases to be an Awardee Eligible to Vest or, if earlier, the expiration of the term of such SAR. If, for any reason, the Optionee does not exercise his or her vested SARs within the appropriate exercise period set forth above, the SAR shall automatically terminate, and the Shares covered by such SAR shall revert to the Plan.

            (c)   Death, Disability or Retirement of Optionee.    Unless otherwise provided by the SAR Agreement, if an Optionee ceases to be an Awardee Eligible to Vest as a result of the Optionee 's total and permanent disability or termination of employment after age 55 with at least 15 years of full-time equivalent service with the Company or an affiliate (including service with the Company's predecessor companies), then (i) the vested portion of such Optionee's SAR shall be determined by adding 12 months to the length of his or her actual Service, (ii) such Optionee's SAR shall terminate immediately as to the unvested Shares and such unvested Shares shall revert to the Plan, and (iii) such Optionee's SAR shall be exercisable as to the vested Shares for one year after the date such individual ceases to be an Awardee Eligible to Vest or, if earlier, the expiration of the term of such SAR. Where an individual ceases to be an Awardee Eligible to Vest as a result of death, the SAR may be exercised by the beneficiary designated by the Optionee, the executor or administrator of the

    Optionee's estate or, if none, by the person(s) entitled to exercise the SAR under the Optionee's will or the laws of descent or distribution. If, for any reason, the SAR is not so exercised within the time specified herein, the SAR shall automatically terminate, and the Shares covered by such SAR shall revert to the Plan.

            (d)   Voluntary Severance Incentive Program.    If an Optionee ceases to be an Awardee Eligible to Vest as a result of participation in a voluntary severance incentive program or workforce management plan approved by the Board or a Committee, unvested SARs shall vest and SARs shall remain exercisable, to the extent permitted under applicable laws and provided by the Board or a Committee in such voluntary severance incentive program or workforce management plan. Absent a specific provision for acceleration or extended exercise period, the provisions of Subsection (b) above shall apply.

          6.5    Effect of Change in Control.    The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become exercisable as to all or part of the Shares subject to such SAR if a Change in Control occurs with respect to the Company or if the Optionee's Service is terminated without Cause after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

          6.6    Exercise of SARs.    Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company consideration in the form of (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. Each SAR Agreement shall specify the amount and/or Fair Market Value of the consideration that the Optionee will receive upon exercising the SAR; provided that the aggregate consideration shall not exceed the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SAR exceeds the Exercise Price of the SAR. If, on the date when a SAR expires, the Exercise Price of the SAR is less than the Fair Market Value of the Shares subject to the SAR on such date but any portion of the SAR has not been exercised, then the SAR shall automatically be deemed to be exercised as of such date with respect to such portion. An SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

        ARTICLE 7.    RESTRICTED SHARES.

          7.1    Restricted Share Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

          7.2    Number of Shares.    Each Restricted Share Agreement shall specify the number of Shares to which the Agreement pertains. Such number shall be subject to the limitation of Section 7.4(a), if applicable.

          7.3    Payment for Awards.    Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, past services and future services. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

          7.4    Restrictions & Conditions.    The Committee may, at the time of granting Restricted Shares, impose such conditions and restrictions on the Restricted Shares as it deems appropriate; provided, however, that such conditions and restrictions may not result in the Company reacquiring from a Participant Restricted Shares that have been issued.

          7.5    Effect of Change in Control.    The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or some of any restrictions imposed on such Restricted Shares shall be removed if a Change in Control occurs with respect to the Company or if the Participant's Service is terminated without Cause after a Change in Control.

          7.6    Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

        ARTICLE 8.    SHARE UNITS.

          8.1    Share Unit Agreement.    Each grant of Share Units under the Plan shall be evidenced by a Share Unit Agreement between the recipient and the Company. Such Share Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Share Unit Agreements entered into under the Plan need not be identical.

          8.2    Number of Shares.    Each Share Unit Agreement shall specify the number of Shares to which the Share Unit pertains and shall provide for the adjustment of such number in accordance with Article 10. Such number shall be subject to the limitation of Section 8.4(a), if applicable.

          8.3    Payment for Awards.    To the extent that an Award is granted in the form of Share Units, no cash consideration shall be required of the Award recipients.

          8.4    Vesting Conditions.

            (a)   General.    Each Award of Share Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Share Unit Award. The Committee may include among such conditions continued performance of Service and/or the requirement that the performance of the Company (or a Subsidiary, Affiliate or business unit of the Company) for a specified period of not less than one fiscal year equal or exceed performance targets determined by the Committee. Such targets shall be based on one or more of the criteria set forth in Appendix A, and shall be determined not later than the 90 days following commencement of the specified performance period. As to Awards with respect to which the Company desires to secure an exemption from section 162(m) of the Code, no Participant shall receive more than 400,000 Share Units subject to performance-based vesting conditions in a single fiscal year, except that a new Employee may receive up to 800,000 Share Units subject to performance-based vesting conditions in the fiscal year of the Company in which his or her Service as an Employee first commences. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

            (b)   Cessation of Eligibility to Vest.    Unless otherwise provided by the Share Unit Award, if a Participant ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in Subsection (c) or (d) below, then all unvested Share Units subject to a Share Unit Agreement shall immediately be forfeited and shall revert to the Plan.

            (c)   Death, Disability or Retirement of Participant.    Unless otherwise provided by the Share Unit Award, if a Participant ceases to be an Awardee Eligible to Vest as a result of the Participant's death, total and permanent disability or termination of employment after age 55 with at least 15 years of full-time equivalent service with the Company or an affiliate (including service with the Company's predecessor companies), the provisions of

    Subsection (b) above will apply except that the vested portion of such Participant's Share Unit Award shall be determined by adding 12 months to the length of his or her actual Service.

            (d)   Voluntary Severance Incentive Program.    If a Participant ceases to be an Awardee Eligible to Vest as a result of participation in a voluntary severance incentive program or workforce management plan approved by the Board or a Committee, unvested Share Units shall vest to the extent permitted under applicable laws and provided by the Board or a Committee in such voluntary severance incentive program or workforce management plan. Absent a specific provision for acceleration, the provisions of Subsection (b) above shall apply.

          8.5    Effect of Change in Control.    The Committee may determine, at the time of granting Share Units or thereafter, that all or part of such Share Units shall become vested if a Change in Control occurs with respect to the Company or if the Participant's Service is terminated without Cause after a Change in Control. In addition, acceleration of vesting may be required under Section 10.3.

          8.6    Voting and Dividend Rights.    The holders of Share Units shall have no voting rights. Prior to settlement or forfeiture, any Share Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Share Unit is outstanding. Dividend equivalents may be converted into additional Share Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Share Units to which they attach.

          8.7    Form and Time of Settlement of Share Units.    Settlement of vested Share Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Share Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Share Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Share Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Share Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 10.

          8.8    Creditors' Rights.    A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Share Unit Agreement.

        ARTICLE 9.    AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

          9.1    Initial Grants.    In connection with joining the Board, each Outside Director shall receive:

            (a)   A one-time grant of an NSO covering Shares with an Accounting Value of $120,000. Such NSO shall be granted on the date when such Outside Director first joins the Board, and shall vest and become exercisable on the first anniversary of the Date of Grant; and

            (b)   A one-time grant of Share Units with an Accounting Value of $120,000. Such Share Units shall be granted on the date when such Outside Director first joins the Board and shall vest on the first anniversary of the Date of Grant. Settlement of vested Share Units shall be made in a lump sum on the third anniversary of the Date of Grant unless deferred to a later date. Such lump sum shall consist of a number of Shares equal to the number of vested Share Units.

  An Outside Director who was previously an Employee shall not receive grants under this Section 9.1.

          9.2    Annual Grants.    Upon the conclusion of each regular annual meeting of the Company's shareholders, each Outside Director who will continue serving as a member of the Board thereafter shall receive:

            (a)   A grant of an NSO covering Shares with an Accounting Value of $60,000. Such NSO shall vest and become exercisable in four equal quarterly installments over a period of four quarters from the Date of Grant; and

            (b)   A grant of Share Units with an Accounting Value of $60,000. Such Share Units shall vest in four equal quarterly installments over a period of four quarters from the Date of Grant. Settlement of vested Share Units shall be made in a lump sum on the third anniversary of the Date of Grant, unless deferred to a later date. Such lump sum shall consist of a number of Shares equal to the number of vested Share Units.

  Notwithstanding the foregoing, no grants shall be made pursuant to this Section 9.2 in the calendar year in which the same Outside Director received grants described in Section 9.1. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 9.2.

          9.3    Cessation of Eligibility to Vest.    Unless otherwise provided by the Award Agreement, if an Outside Director's Service terminates prior to the vesting date specified in such agreement other than as a result of circumstances described in Section 9.4 below, then such Director's unvested Award shall immediately be forfeited and such unvested Shares shall revert to the Plan.

          9.4    Accelerated Exercisability.    All Awards granted to an Outside Director under this Article 9 shall also become exercisable in full, and Restricted Shares and Share Units shall be distributed, in the event that:

            (a)   Such Outside Director's Service terminates because of death, total and permanent disability, or retirement at or after age 65;

            (b)   The Company is subject to a Change in Control before such Outside Director's Service terminates; or

            (c)   As otherwise required by Section 10.3.

          9.5    Exercise Price.    The Exercise Price under all NSOs granted to an Outside Director under this Article 9 shall be equal to 100% of the Fair Market Value of a Share on the Date of Grant, payable in one of the forms described in Section 5.7(a), (b) or (c).

          9.6    Term.    The Option Agreement shall specify the term of the option, which shall not exceed 5 years from the Date of Grant. Each NSO granted to an Outside Director under this Article 9 shall terminate on the earlier of (a) the expiration of the term of such option or (b) the date 12 months after the termination of such Outside Director's Service for any reason.

          9.7    Affiliates of Outside Directors.    The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Article 9 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the Service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the Service of the Outside Director.

        ARTICLE 10.    PROTECTION AGAINST DILUTION.

          10.1    Adjustments.    In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares or a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, corresponding adjustments shall automatically be made in each of the following:

            (a)   The number of Options, SARs, Restricted Shares and Share Units available for future Awards under Article 3;

            (b)   The limitations set forth in Sections 5.2, 7.2, 8.4(a) and 9.4(a);

            (c)   The number of Shares covered by each outstanding Option and SAR;

            (d)   The Exercise Price under each outstanding Option and SAR; or

            (e)   The number of Share Units included in any prior Award that has not yet been settled.

  In the event of a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of shares of any class or securities convertible into shares of any class, any subdivision or consolidation of shares of any class, the payment of any share dividend or any other increase or decrease in the number of shares of any class.

          10.2    Dissolution or Liquidation.    To the extent not previously exercised or settled, Options, SARs and Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.

          10.3    Reorganizations.    In the event that the Company is a party to a merger, consolidation or amalgamation, all outstanding Awards shall be subject to the agreement of merger, consolidation or amalgamation. Such agreement shall provide for one or more of the following:

            (a)   The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

            (b)   The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with sections 409A and 424(a) of the Code (whether or not the Options are ISOs).

            (c)   The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with sections 409A and 424(a) of the Code (whether or not the Options are ISOs).

            (d)   Full exercisability of outstanding Options and SARs and full vesting of the Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Shares may be contingent on the closing of such merger, consolidation or amalgamation. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger, consolidation or amalgamation, unless (i) a shorter period is required to permit a timely closing of such merger, consolidation or amalgamation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger, consolidation or amalgamation.

            (e)   The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Shares are then vested) as of the closing date of such merger, consolidation or amalgamation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Optionee's continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Shares would have vested. If the Exercise Price of the Shares subject to such Options and SARs exceeds the Fair Market Value of such Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

            (f)    The cancellation of outstanding Share Units and a payment to the Participants equal to the Fair Market Value of the Shares subject to such Share Units (whether or not such Share Units are then vested) as of the closing date of such merger, consolidation or amalgamation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Share Units would have vested. Such payment may be subject to vesting based on the Participant's continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Share Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

        ARTICLE 11.    PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

          11.1    Effective Date.    No provision of this Article 11 shall be effective unless and until the Board has determined to implement such provision.

          11.2    Elections to Receive NSOs, Restricted Shares or Share Units.    An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Share Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Share Units shall be issued under the Plan. An election under this Article 11 shall be filed with the Company on the prescribed form.

          11.3    Number and Terms of NSOs, Restricted Shares or Share Units.    The number of NSOs, Restricted Shares or Share Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Share Units.

        ARTICLE 12.    LIMITATION ON RIGHTS.

          12.1    Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's Articles of Association and a written employment agreement (if any).

          12.2    Shareholders' Rights.    A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the time when such Shares are issued. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

          12.3    Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

        ARTICLE 13.    WITHHOLDING TAXES.

          13.1    General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

          13.2    Share Withholding.    To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her Such Shares shall be valued at their Fair Market Value on the date when they are withheld.

        ARTICLE 14.    LIMITATION ON PAYMENTS.

          14.1    Scope of Limitation.    This Article 14 shall apply to an Award only if:

            (a)   The independent auditors selected for this purpose by the Committee (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 14 than it was before the application of this Article 14; or

            (b)   The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 14 (regardless of the after-tax value of such Award to the Participant).

  If this Article 14 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

          14.2    Basic Rule.    In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 14, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

          14.3    Reduction of Payments.    If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 14, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 14 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

          14.4    Overpayments and Underpayments.    As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant that he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

          14.5    Related Corporations.    For purposes of this Article 14, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

        ARTICLE 15.    FUTURE OF THE PLAN.

          15.1    Term of the Plan.    The Plan, as set forth herein, shall become effective on the date of the Company's initial public offering. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 15.2 or (b) the 10th anniversary of the date when the Board adopted the Plan.

          15.2    Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

          15.3    Shareholder Approval.    An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules. However, section 162(m) of the Code may require that the Company's shareholders approve:

            (a)   The Plan not later than the first regular meeting of shareholders that occurs in the fourth calendar year following the calendar year in which the Company's initial public offering occurred; and

            (b)   The performance criteria set forth in Appendix A not later than the first meeting of shareholders that occurs in the fifth year following the year in which the Company's shareholders previously approved such criteria.

        ARTICLE 16.    DEFINITIONS.

          16.1 "Awardee Eligible to Vest" means a Participant who is in active service with the Company or a Subsidiary or Affiliate (or who is on an approved leave of absence or taking vacation or otherwise approved flexible time off ("FTO") in accordance with the Company's FTO policy) on the vesting date fixed in the Award Agreement, subject to the exceptions provided in Articles 5, 7, 8 and 9. With the exception of an individual who is on an approved leave of absence or taking FTO, in no event shall an individual be considered an Awardee Eligible to Vest if and at the time the individual ceases or has ceased to perform job duties for which he or she is compensated directly by the Company or a Subsidiary or Affiliate. The foregoing shall be true in the event that the individual, prior to ceasing to perform job duties for which he or she is compensated directly by the Company or a Subsidiary or Affiliate, received or provided notice of termination (irrespective of any notice period or similar period prescribed under the laws of a jurisdiction outside the United States) whether such notice of termination or transfer is lawful or unlawful under applicable employment law or is in breach of an employment contract. Continued affiliation or relationship with the Company or a Subsidiary or Affiliate pursuant to a statutory or contractual notice period shall not constitute continuation of an individual's status as an Awardee Eligible to Vest. In accordance with the definition above, status as an Awardee Eligible to Vest will always cease upon termination of employment with the Company or a Subsidiary or Affiliate except as provided in Articles 5, 7, 8 and 9.

          16.2 "Accounting Value" means, with respect to an Award, a value calculated using the same methodology as was applied by the Company for purposes of determining the accounting charge associated with similar Awards for the fiscal period immediately preceding the date on which the subject Award is granted.

          16.3 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

          16.4 "Award" means any award of an Option, a SAR, a Restricted Share or a Share Unit under the Plan.

          16.5 "Board" means the Company's Board of Directors, as constituted from time to time.

          16.6 "Cause" means:

            (a)   An unauthorized use or disclosure by the Participant of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company;

            (b)   A material breach by the Participant of any agreement between the Participant and the Company;

            (c)   A material failure by the Participant to comply with the Company's written policies or rules;

            (d)   The Participant's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State thereof or the equivalent under the applicable laws outside of the United States;

            (e)   The Participant's gross negligence or willful misconduct;

            (f)    A continuing failure by the Participant to perform assigned duties after receiving written notification of such failure; or

            (g)   A failure by the Participant to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Participant's cooperation.

          16.7 "Change in Control" means:

            (a)   The consummation of a merger, consolidation or amalgamation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation, amalgamation or other reorganization own immediately after such merger, consolidation, amalgamation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

            (b)   The sale, transfer or other disposition of all or substantially all of the Company's assets;

            (c)   A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

                (i)  Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the "Original Directors"); or

               (ii)  Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

            (d)   Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 1 3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Shares.

  A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          16.8 "Code" means the U.S. Internal Revenue Code of 1986, as amended. 16.9 "Committee" means a committee of the Board, as described in Article 2. 16.10 "Company" means Verigy Ltd., a Singapore corporation.

          16.11  "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

          16.12  "Date of Grant" means the latest of: (a) the date on which the Committee determines that the Option or SAR shall be granted; (b) the date on which the Optionee's Service commences; or (c) the date on which all material terms of the Option or SAR, including (without limitation) the Exercise Price, are ascertainable; provided, however, that with respect to automatic awards to Outside Directors, "Date of Grant" means the date of such automatic award as provided in the applicable provision of this Plan.

          16.13  "Employee" means a full time or part time employee of the Company or any Subsidiary or Affiliate, including officers and Directors, who is treated as an employee in the personnel records of the Company or a Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or a Subsidiary or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved FTO in accordance with the Company's (or a Subsidiary's or Affiliate's) FTO policy or (ii) transfers between locations of the Company or between the Company and/or any Subsidiary or Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          16.14  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          16.15  "Exercise Price," in the case of an Option, means the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

          16.16  "Fair Market Value" means the market price of Shares, determined by the Committee as follows:

            (a)   If the Shares are traded on Nasdaq or on a stock exchange, then the Fair Market Value shall be equal to the last sale price of the Shares on such market or exchange as of the date in question or, if the market or exchange was closed on the date in question, then the Fair Market Value will be equal to the last sale price on the last trading day immediately preceding the day in question. If the Shares are traded on more than one market or exchange, then the Fair Market Value shall be determined by reference to the primary market or exchange where the Shares trade.

            (b)   If foregoing provisions are not applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate. Such determination shall be conclusive and binding on all persons.

          16.17  "ISO" means an incentive stock option described in section 422(b) of the Code.

          16.18  "NSO" means a share option not described in sections 422 or 423 of the Code.

          16.19  "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

          16.20  "Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

          16.21  "Optionee" means an individual or estate that holds an Option or SAR.

          16.22  "Outside Director" means a member of the Board who is not an Employee.

          16.23  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

          16.24  "Participant" means an individual or estate that holds an Award.

          16.25  "Plan" means this Verigy Ltd. 2006 Equity Incentive Plan, as amended from time to time.

          16.26  "Replacement Awards" means Awards granted or Shares issued by the Company in the conversion, assumption, substitution, or exchange of awards previously granted under the Agilent Technologies, Inc. 1999 Stock Plan or the Agilent Technologies, Inc. 1999 Non-employee Director Stock Plan.

          16.27  "Restricted Share" means a Share awarded under the Plan.

          16.28  "Restricted Share Agreement" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

          16.29  "SAR" means a share appreciation right granted under the Plan.

          16.30  "SAR Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

          16.31  "Service" means service as an Employee, Outside Director or Consultant. 16.32 "Shares" means the Ordinary Shares of the Company.

          16.33  "Share Unit" means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

          16.34  "Share Unit Agreement" means the agreement between the Company and the recipient of a Share Unit that contains the terms, conditions and restrictions pertaining to such Share Unit.

          16.35  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          16.36  "Substitute Awards" means:

            (a)   Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by: (i) a company acquired by the Company; (ii) a company acquired by any Subsidiary; or (iii) a company with which the Company or any Subsidiary combines; and

            (b)   Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by Agilent Technologies, Inc.

Adoption and Amendment History:

Action	Date
Adopted by the Board of Directors:	June 7, 2006
Approved by the sole shareholder:	June 7, 2006
Amended by the Board of Directors to revise definition of "Fair Market Value" (Section 16.16)	August 29, 2006
Amended by the Board of Directors to add definition of Date of Grant (Section 16.12)	December 13, 2006
Amended by the Compensation Committee to modify Outside Director Awards (Article 9) and miscellaneous technical amendments	September 28, 2007 and [February , 2008]
Outside Director Award amendments approved by Shareholders	[April , 2008]

ADDENDUM TO THE VERIGY LTD. 2006 EQUITY INCENTIVE PLAN

        Pursuant to Section 2.2 of the Verigy Ltd. 2006 Equity Incentive Plan the following modifications to the Plan will apply in the countries as set forth below:

  CHINA

        All stock options granted in China will only be exercisable using the full cashless exercise method (i.e., cashless exercise for cash). Only full cashless exercise (proceeds remitted in cash) will be permitted. Cash exercises are prohibited.

  FRANCE

        All options and restricted stock units ("RSUs") granted in France shall be subject to the additional terms and conditions of the Verigy Ltd. 2006 Equity Incentive Plan Option Sub-Plan for French Employees and the Verigy Ltd. 2006 Equity Incentive Plan RSU Sub-Plan for French Employees, as applicable.

  ITALY

        All stock options granted in Italy will only be exercisable using the full cashless exercise method (i.e., cashless exercise for cash). Only full cashless exercise (proceeds remitted in cash) will be permitted. Cash exercises are prohibited.

APPENDIX A

PERFORMANCE CRITERIA FOR RESTRICTED SHARES AND SHARE UNITS

        The Committee may apply any one or more of the following performance criteria, individually, alternatively or in any combination, either to the Company as a whole or to a business unit, Subsidiary or Affiliate, measured annually, quarterly or cumulatively over a period of years, either on an absolute basis or relative to a pre-established target, with respect to previous years' results or a designated comparison group, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) share price, (iv) return on equity, (v) total shareholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue or net revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) customer satisfaction measures, (xxi) net order dollars, (xxii) guaranteed efficiency measures; (xxiii) service agreement renewal rates; (xxiv) service revenues as a percentage of product revenues, either with respect to one or more particular transactions or with respect to revenues as a whole; or (xxv) individual performance. To the extent consistent with section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a performance criterion to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual or non-recurring items.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 15, 2008
The Annual Report is available at: http://ww3.ics.adp.com/streetlink_data/dirVRGY/annual/
The Proxy Statement is available at: http://ww3.ics.adp.com/streetlink_data/dirVRGY/nop/
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual General Meeting Proxy Card
\/ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

PLEASE COMPLETE SECTION A AND SIGN IN SECTION C ON THE REVERSE SIDE.

A Proposals
The Board of Directors unanimously recommends a vote FOR the Board nominees (Proposals No. 1 through 5) and FOR Proposals No. 6 through 12. This Proxy Card, when properly executed, will be voted as specified below. This Proxy Card will be voted FOR the Board nominees (Proposals No. 1 through 5) and FOR Proposals No. 6 through 12 if no specification is made.
		For	Against	Abstain
01 -	To re-elect Mr. C. Scott Gibson as a Class I director of the Board of Directors.	☐	☐	☐
02 -	To re-elect Mr. Eric Meurice as a Class I director of the Board of Directors.	☐	☐	☐
03 -	To re-elect Dr. Claudine Simson as a Class I director of the Board of Directors.	☐	☐	☐
04 -	To re-elect Mr. Edward Grady as a Class II director of the Board of Directors.	☐	☐	☐
05 -	To re-elect Mr. Steven Berglund as a Class III director of the Board of Directors.	☐	☐	☐
06 -
	To approve the re-appointment of PricewaterhouseCoopers to serve as the independent Singapore auditor for the fiscal year ending October 31, 2008, and to authorize the Board of Directors to fix PricewaterhouseCoopers' remuneration.	☐	☐	☐
07 -
	To approve the pro rata payment for services rendered by Edward Grady and Steven Berglund as non-employee directors of Verigy, Ltd. from their dates of appointment through the 2008 Annual General Meeting of Shareholders.	☐	☐	☐
08 -
	To approve and authorize: (i) cash compensation to current non-employee directors for services rendered through the 2009 Annual General Meeting of Shareholders; (ii) pro rated cash compensation to any new non-employee directors who may be appointed after our 2008 Annual General Meeting of Shareholders and before our 2009 Annual General Meeting of Shareholders; and (iii) additional cash compensation for the Lead Independent Director and to any director who acts as chairman of our Audit, Compensation, and Nominating and Governance Committees for services rendered through the 2009 Annual General Meeting of Shareholders.	☐	☐	☐
09 -
	To approve and authorize cash compensation to Mr. C. Scott Gibson for his services as the Lead Independent Director for the period of approximately nine months, from July 10, 2007, the date of his appointment as the Lead Independent Director, through the 2008 Annual General Meeting of Shareholders on April 15, 2008.	☐	☐	☐
10 -	To approve the amendments to the Verigy 2006 Equity Incentive Plan.	☐	☐	☐
11 -	To approve the authorization for the Board of Directors to allot and issue ordinary shares.	☐	☐	☐
12 -	To approve the Share Purchase Mandate authorizing our purchase or acquisition of our issued ordinary shares.	☐	☐	☐
(Continued on reverse side)

\/ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

Notice of 2008 Annual General Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned being a member of Verigy Ltd. (the "Company") hereby appoints Keith L. Barnes or failing whom Robert J. Nikl or failing whom the Chairman of the Annual General Meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of the Company owned by the undersigned, at the Annual General Meeting of Shareholders of the Company to be held on April 15, 2008, or at any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD.
WE MUST RECEIVE YOUR PROXY CARD NOT LESS THAN 48 HOURS PRIOR TO THE TIME OF THE MEETING
IN THE ENCLOSED ENVELOPE.
B Non-Voting Items Consent to Electronic Access.
☐
By marking this box, I consent to access future Annual Reports and Proxy Statements of Verigy Ltd. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Verigy Ltd. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Verigy Ltd.'s transfer agent, Computershare Investor Services at 1-800-431-7723 within the US, Canada and Puerto Rico, or at 1-312-360-5193 outside of the US, Canada and Puerto Rico.
Change of Address—Please print your new address below.

C Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below
In his or her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting. This Proxy Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signatory is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signatory is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
/ /